As filed with the Securities and Exchange Commission on April 29, 2005
                                      An Exhibit List can be found on page II-7.
                                                     Registration No. 333-122848



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------

                                 AMENDMENT NO 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           APPLIED DNA SCIENCES, INC.
                 (Name of small business issuer in its charter)

Nevada                                   2836                     59-2262718
(State or other Jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)

                       9229 W. Sunset Boulevard, Suite 830
                          Los Angeles, California 90069
                                 (310) 860-1362
          (Address and telephone number of principal executive offices and principal place of business)

                     Rob Hutchison, Chief Executive Officer
                           APPLIED DNA SCIENCES, INC.
                       9229 W. Sunset Boulevard, Suite 830
                          Los Angeles, California 90069
                                 (310) 860-1362
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Andrea Cataneo, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered        registered          maximum           maximum         registration fee
                               offering aggregate
                            price per offering price
                                                       share (1)
------------------------------- -------------------- ---------------- ------------------ --------------------
Common Stock, $.001 par value           25,608,326       $1.215         $31,114,116.09           $3,662.13
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par              285,000       $1.215               $346,275              $40.76
 value issuable upon exercise
   of Warrants exercisable at
              $0.10 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par                5,000       $1.215                 $6,075               $0.72
 value issuable upon exercise
   of Warrants exercisable at
              $0.20 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par            1,500,000       $1.215             $1,822,500             $214.51
 value issuable upon exercise
   of Warrants exercisable at
              $0.60 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par              750,000       $1.215               $911,250             $107.25
 value issuable upon exercise
   of Warrants exercisable at
              $0.70 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
      Common Stock, $.001 par           17,807,000       $1.215            $21,635,505           $2,546.50
 value issuable upon exercise
   of Warrants exercisable at
              $0.75 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
                        Total           45,955,326                      $55,835,721.09           $6,571.87 (2)
------------------------------- -------------------- ---------------- ------------------ --------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 14, 2005, which was $1.215 per share.

(2) Fee previously paid.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED APRIL 29, 2005

                           APPLIED DNA SCIENCES, INC.
                              45,955,326 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 45,955,326 shares of our common stock, including up to 20,347,000 shares issuable upon the exercise of common stock purchase warrants and 25,608,326 shares of common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.

     The following selling stockholders are deemed an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of their common stock under this prospectus: Vertical Capital Partners, Inc., a registered broker-dealer; Michael Morris, Susan Diamond; Ronald Heineman and Michael Gochman; all of whom are employees of Vertical Capital Partners. With the exception of Vertical Capital Partners, Inc., Michael Morris, Susan Diamond, Ronald Heineman and Michael Gochman, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "APDN". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on April 27, 2005, was $.65.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is_______, 2005.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                           APPLIED DNA SCIENCES, INC.

     We are a provider of proprietary DNA-embedded biotechnology security products that protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. We offer a cost effective method to detect, deter, interdict and prosecute counterfeiting enterprises. We use segments of naturally occurring botanical DNA that have unique characteristics, which are one-of-a-kind sequences. Botanical DNA means the DNA, or Deoxyribonucleic acid, of plants. DNA is the molecular base of all living life forms, including animals and plants. Using various anti-counterfeit mediums, or substrates, such as ink, microchips, glue, paints and holograms, we can authenticate the unique DNA characters to ensure that the product has not been counterfeited or tampered with. Substrates are materials or substances on which the botanical DNA will interact with the anti-counterfeit solutions we utilize to determine if a product has been tampered with.

     For the three months ended December 31, 2004, we did not generate any revenues and had a net loss of $12,365,136. For the year ended September 30, 2004, we did not generate any revenues and had a net loss of $19,358,259. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated January 11, 2005, have expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 9229 W. Sunset Boulevard, Suite 830, Los Angeles, California 90069, and our telephone number is (310) 860-1362. We are a Nevada corporation. We maintain a website at www.adnas.com. The information contained on that website is not deemed to be a part of this prospectus.

The Offering

     Common stock offered by selling stockholders...................... Up to 45,955,326 shares, including the following:


                                                                        - 25,608,326  shares of common  stock,

                                                                        - up to  285,000  shares of common stock  issuable
                                                                          upon  the  exercise  of  common  stock  purchase
                                                                          warrants at an exercise price of $.10 per share;

                                                                        - up  to 5,000  shares  of  common  stock issuable
                                                                          upon  the  exercise  of  common  stock  purchase
                                                                          warrants at an exercise price of $.20 per share;

                                                                        - up  to 1,500,000 shares of common stock issuable
                                                                          upon  the  exercise  of  common  stock  purchase
                                                                          warrants at an exercise price of $.60 per share;

                                                                        - up  to  750,000  shares of common stock issuable
                                                                          upon  the  exercise  of  common  stock  purchase
                                                                          warrants at an exercise price of $.70 per share;
                                                                          and



                                       5

                                                                        - up to 17,807,000 shares of common stock issuable
                                                                          upon  the  exercise  of  common  stock  purchase
                                                                          warrants at an exercise price of $.75 per share.

                                                                          This  number  represents  53.46%  of our current
                                                                          outstanding stock.

     Common stock to be outstanding after the offering................. Up to 85,968,025 shares

     Use  of   proceeds................................................ We will not receive any proceeds from the sale  of the common  stock. However,  we  will  receive the
                                                                        sale price of  any  common  stock  we  sell to the
                                                                        selling stockholders upon exercise of the warrants.
                                                                        We expect  to  use  the proceeds received from the
                                                                        exercise  of  the  warrants,  if any,  for general
                                                                        working capital purposes.

     Over-The-Counter Bulletin Board Symbol............................ APDN

     The above information regarding common stock to be outstanding after the offering is based on 65,621,025 shares of common stock outstanding as of April 26, 2005 and assumes the subsequent exercise of warrants by our selling stockholders.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

     We incurred net losses of $19,358,259 for the year ended September 30, 2004 and $3,445,164 for the year ended December 31, 2003. For the three months ended December 31, 2004, we incurred a net loss of $12,365,136. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to generate revenue. As a result of continuing losses, we may exhaust all of our resources prior to completing the development of our products. Additionally, as we continue to incur losses, our accumulated deficit will continue to increase, which might make it harder for us to obtain financing in the future. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us, which could result in reducing or terminating our operations.

If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and If We Do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.

     We will require additional funds to sustain and expand our research and development activities. We anticipate that we will require up to approximately $3,000,000 to fund our anticipated research and development operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

     There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

     In their report dated January 11, 2005, our independent auditors stated that our financial statements for the year ended December 31, 2004 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised due to our incurring net losses of $22,803,423 during the period September 16, 2002 through September 30, 2004. In addition, we have a deficiency in stockholder's equity of $4,706,508. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, generating sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our Research and Development Efforts for New Products May be Unsuccessful.

     We will incur significant research and development expenses to develop new products and technologies. There can be no assurance that any of these products or technologies will be successfully developed or that if developed they will be commercially successful. In the event that we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and this may materially and adversely affect our business operations, which would result in loss of revenues and greater operating expenses.

Failure to License New Technologies Could Impair Our New Product Development.

     To generate broad product lines, it is advantageous to sometimes license technologies from third parties rather than depend exclusively on our own employees. As a result, we believe our ability to license new technologies from third parties is and will continue to be important to our ability to offer new products.

     In addition, from time to time we are notified or become aware of patents held by third parties that are related to technologies we are selling or may sell in the future. After a review of these patents, we may decide to seek a license for these technologies from these third parties or discontinue our products. There can be no assurance that we will be able to continue to successfully identify new technologies developed by others. Even if we are able to identify new technologies of interest, we may not be able to negotiate a license on favorable terms, or at all. If we lose the rights to patented technology, we may need to discontinue selling certain products or redesign our products, and we may lose a competitive advantage. Potential competitors could license technologies that we fail to license and potentially erode our market share for certain products. Our licenses typically subject us to various commercialization, sublicensing, minimum payment, and other obligations. If we fail to comply with these requirements, we could lose important rights under a license. In addition, certain rights granted under the license could be lost for reasons beyond our control. We may not receive significant indemnification from a licensor against third party claims of intellectual property infringement.

We Currently Have no or Limited Manufacturing, Sales, Marketing or Distribution Capabilities.

     We currently have no in-house manufacturing capability. We rely on third-party vendors for this service. We do not currently have any arrangements with any distributors and we may not be able to enter into arrangements with qualified distributors on acceptable terms or at all. We currently have a limited sales and marketing team. If we are not able to develop greater sales, marketing or distribution capacity, we may not be able to generate revenue or sufficient revenue to support our operations.

We Rely on Our License Agreement With Biowell Technology for the Development of Our Products, and the Termination of the License Would Have a Material Adverse Impact on Our Business.

     We have executed a licensing agreement with Biowell Technology and we intend to focus our business on the products developed under this licensing agreement. We will rely upon Biowell Technology to develop, test and produce products under this licensing agreement. As a result of the license agreement, we will not incur expenses with developing products for sale, however, we will be responsible for marketing the product and building brand recognition in our licensed territories. Our license could terminate if we fail to perform any material term or covenant under the license agreement. The termination of our license agreement would have a material adverse impact on our business, such as the loss of products and services, which would reduce or eliminate most of our potential revenue source.

If We Fail to Introduce New Products, or Our existing Products are not Accepted by Potential Customers, We May Not Gain or May Lose Market Share.

     Rapid technological changes and frequent new product introductions are typical for the markets we serve. Our future success will depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions provide a significant competitive advantage because customers invest their time in selecting and learning to use new products, and are often reluctant to switch products. To the extent we fail to introduce new and innovative products, we may lose market share to our competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or damage our business.

     We may experience delays in the development and introduction of products. We cannot assure that we will keep pace with the rapid rate of change in life sciences research or that our new products will adequately meet the requirements of the marketplace or achieve market acceptance. Some of the factors affecting market acceptance of new products include:

     o    Availability, quality and price relative to competitive products;
     o The timing of introduction of the product relative to competitive products;
     o    Customers' opinions of the products' utility;
     o    Ease of use;
     o    Consistency with prior practices;
     o    Scientists' opinions of the products' usefulness;
     o    Citation of the product in published research; and
     o    General trends in life sciences research.

     We have not experienced any difficulties with the preceding factors, however, there can be no assurance that we will not experience difficulties in the future. The expenses or losses associated with unsuccessful product development or lack of market acceptance of our new products could materially adversely affect our business, operating results and financial condition.

A   Manufacturer's   Inability   to  Produce  Our  Goods  on  Time  and  to  Our
Specifications Could Result in Lost Revenue and Net Losses

     We do not own or operate any manufacturing facilities and therefore depend upon independent third parties for the manufacture of all of our products. Our products are manufactured to our specifications. The inability of a manufacturer to ship orders of our products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect as our revenues would decrease and we would incur net losses as a result of sales of the product, if any sales could be made. Because of our business, the dates on which customers need and require shipments of our security products from us are critical.

If We Need to Replace Manufacturers, Our Expenses Could Increase Resulting in Smaller Profit Margins

     We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if an existing manufacturer of ours must be replaced, we may have to expand our third-party manufacturing capacity. We cannot assure you that this additional capacity will be available when required on terms that are acceptable to us or similar to existing terms which we have with our manufacturers, either from a production standpoint or a financial standpoint. We do not have long-term contracts with any manufacturer. None of the manufacturers we use produces our products exclusively.

     Should we be forced to replace one or more of our manufacturers, we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays upon distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

If a Manufacturer of Ours Fails to Use Acceptable Labor Practices, We Might Have Delays in Shipments or Face Joint Liability for Violations, Resulting in Decreased Revenue and Increased Expenses

     While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over the ultimate actions of our independent manufacturers. While our internal and vendor operating guidelines promote ethical business practices and our staff and buying agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by an independent manufacturer of ours, or by one of our licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations, such as the loss of potential revenue and incurring additional expenses.

The Failure To Manage Our Growth In Operations And Acquisitions Of New Product Lines And New Businesses Could Have A Material Adverse Effect On Us.

     The expected growth of our operations (as to which no representation can be made) will place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

     o    operations and financial systems;
     o    procedures and controls; and
     o    training and management of our employees.

     Our future growth may be attributable to acquisitions of and new product lines and new businesses. We expect that future acquisitions, if successfully consummated, will create increased working capital requirements, which will likely precede by several months any material contribution of an acquisition to our net income.

     Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.


     Although we currently only have operations within the United States, if we were to acquire an international operation; we will face additional risks, including:


     o difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;
     o    Different or conflicting regulatory or legal requirements;
     o    foreign currency fluctuations; and
     o    diversion of significant time and attention of our management.

If We Are Unable to Retain the Services of Messrs. Hutchison, Brocklesby, Botash or Klemm, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in Business, We May Not Be Able to Continue Our Operations.

     Our success depends to a significant extent upon the continued service of Mr. Rob Hutchison, our Chief Executive Officer, Mr. Peter Brocklesby, our President, Mr. Adrian Botash, our Chief Marketing Officer and Ms. Karin Klemm, our Chief Operating Officer and Interim Chief Financial Officer. We do not have employment agreements with Messrs. Hutchison, Brocklesby, Botash or Klemm. Loss of the services of Messrs. Hutchison, Brocklesby, Botash or Klemm could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Hutchison, Brocklesby, Botash or Klemm. Besides Mr. Hutchison's desire to retire within the next few months, we are not aware of any other named executive officer or director who has plans to leave us or retire. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Failure to Attract and Retain Qualified Scientific or Production Personnel Could Have a Material Adverse Effect On Us.

     Recruiting and retaining qualified scientific and production personnel to perform research and development work and product manufacturing is critical to our success. Because the industry in which we compete is very competitive, we face significant challenges attracting and retaining a qualified personnel base. Although we believe we have been and will be able to attract and retain these personnel, there is no assurance that we will be able to continue to successfully attract qualified personnel. In addition, our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production, and marketing will require the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would adversely affect our business as our ability to conduct research and development will be reduced or eliminated, resulting in fewer or no products for sale and lower revenues. We generally do not enter into employment agreements requiring these employees to continue in our employment for any period of time.

We Need to Expand Our Sales and Support Organizations to Increase Market Acceptance of Our Products.

     We currently have a small customer service and support organization and will need to increase our staff to support new customers and the expanding needs of existing customers. The employment market for sales personnel, and customer service and support personnel in this industry is very competitive, and we may not be able to hire the kind and number of sales personnel, customer service and support personnel we are targeting. Our inability to hire qualified sales, customer service and support personnel may materially adversely affect our business, operating results and financial condition.

The Biomedical Research Products Industry is Very Competitive, and We may be Unable to Continue to Compete Effectively in this Industry in the Future.

     We are engaged in a segment of the biomedical research products industry that is highly competitive. We compete with many other suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their products. It is impossible to quantify the number of competitors since they include both the companies we attempt to sell our products and services to through their use of internal security and various other security product companies. Also, it is also impossible to determine market size and market data information because companies are secretive about what security methods they utilize and how much they spend on such measures. Some of the anti-counterfeiting and fraud protection competitors that we are aware of include: Authentix, InkSure, DNA Technologies, Inc., Art Guard International, Theft Protection Systems, Tracetag and November AG.

     We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

     o    Product performance, features and liability;
     o    Price;
     o    Timing of product introductions;
     o Ability to develop, maintain and protect proprietary products and technologies;
     o    Sales and distribution capabilities;
     o    Technical support and service;
     o    Brand loyalty;
     o    Applications support; and
     o    Breadth of product line.

     If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be materially adversely affected.

Our Trademark and Other Intellectual Property Rights May not be Adequately Protected Outside the United States, Resulting in Loss of Revenue.

     We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

Intellectual Property Litigation Could Harm Our Business.

     Litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

     If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. We are currently not aware of any intellectual property rights that are being infringed nor have we received notice from a third party that we may be infringing on any of their patents.

     Furthermore, a third party may claim that we are using inventions covered by the third party's patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. There is a risk that a court would decide that we are infringing the third party's patents and would order us to stop the activities covered by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having violated the other party's patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

     Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our licensors' issued patents or our pending applications or our licensors' pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors' patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

     Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Accidents Related to Hazardous Materials Could Adversely Affect Our Business.

     Some of our operations require the controlled use of hazardous materials. Although we believe our safety procedures comply with the standards prescribed by federal, state, local and foreign regulations, the risk of accidental contamination of property or injury to individuals from these materials cannot be completely eliminated. In the event of an accident, we could be liable for any damages that result, which could seriously damage our business and results of operations.

Potential Product Liability Claims Could Affect Our Earnings and Financial Condition.

     We face a potential risk of liability claims based on our products and services, and we have faced such claims in the past. We currently do not have any product liability coverage but are attempting to obtain coverage which we will believe to be adequate. We cannot assure, however, that we will be able to obtain or maintain this insurance at reasonable cost and on reasonable terms. We also cannot assure that this insurance, if obtained, will be adequate to protect us against a product liability claim, should one arise. In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Risks Relating to Our Common Stock:

There Are a Large Number of Shares Underlying Our Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock and Will Cause Immediate and Substantial Dilution to Our Existing Stockholders.

     As of April 26, 2005, we had 65,621,025 shares of common stock issued and outstanding and outstanding warrants to purchase 20,347,000 shares of common stock. All of the shares issuable upon exercise of our warrants may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon exercise of warrants will cause immediate and substantial dilution to the interests of other stockholders since the selling stockholders may convert and sell the full amount issuable on exercise.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Prior to May 2001 and new management, we were delinquent in our reporting requirements, having failed to file our quarterly and annual reports for the years ended 1998 - 2000 (except the quarterly reports for the first two quarters of 1999). We have been current in our reporting requirements for the last three years, however, there can be no assurance that in the future we will always be current in our reporting requirements.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our  Common  Stock is  traded  over-the-counter  on the  Over  the  Counter
Bulletin Board maintained by the National Association of Securities Dealers under the symbol "APDN". There is no certainty assurance that the Common Stock will continue to be quoted or that any liquidity exists for our shareholders.

     The following table sets forth the quarterly quotes of high and low prices for our Common Stock on the OTC Bulletin Board during the fiscal years September 30, 2003 and September 30, 2004. In February of 2003, we changed our year end to September 30. We changed our fiscal year end in connection with a reverse merger we entered into in December 2002, in which the acquirer for accounting purposes had a fiscal year end of September 30. For ease of fiscal reporting, we adopted the same fiscal year end.

             Year ended 9/30/03*        High     Low

             December 31, 2002          $2.55   $0.02
             March 31, 2003             $2.85   $2.00
             June 30, 2003              $2.85   $2.25
             September 30, 2003         $2.80   $2.40

             Year ended 9/30/04         High     Low

             December 31, 2003          $3.54   $2.45
             March 31, 2004             $3.55   $1.51
             June 30, 2004              $2.55   $0.71
             September 30, 2004         $0.96   $0.43

             Year ended 9/30/05         High     Low

             December 31, 2004          $2.39   $0.42
             March 31, 2005             $1.83   $0.78
             June 30, 2005 (1)          $0.92   $0.61

(1) As of April 27, 2005.

* We have disclosed the numbers with years ending on September 30 for comparative purposes. Effective January 31, 2003, we changed our fiscal year from December 31 to September 30.

HOLDERS

     As of April 26, 2005, we had approximately 589 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

Stock Option Plan

     In November of 2002, we created a special compensation plan to pay the founders, consultants and professionals that had been contributing valuable services to us during the previous nine months. The plan is called the Professional/Employee/Consultant Compensation Plan. Share and option issuances from the Compensation Plan were to be staggered over the following six to eight months, and consultants that were to continue providing services thereafter either became employees or received renewed contracts from us in July of 2003, which contracts contained a more traditional cash compensation component. The Compensation Plan was designed by the Board to meet our important team building objectives in our early stages, and to be temporary. As of December 31, 2004, a total of 1,440,003 shares have been issued from the Compensation Plan and 560,000 options, 264,000 of which were exercised as of as of December 31, 2004.

     Each qualified and eligible recipient of shares and/or options under the Compensation Plan received securities in lieu of cash payment for services. Each recipient agreed, in his or her respective consulting contract with us, to sell a limited number of shares monthly. We feel that this carefully designed Compensation Plan was successful in attracting and retaining a strong team at a time when we had no established revenue stream and limited or no outside financing.

     In our financial statements, shares that were issued from November 2002 through June 30, 2003 that were valued at $0.065 per share were shares issued from this Compensation Plan created in November of 2002 on the basis of contracts executed at that time for previously rendered services. Common Stock disclosed as being issued in exchange for cash at $1.00 per share represents options that were exercised under this Plan. In December of 2004, we adjusted the exercise price to $0.60 per share.

     Any other unrestricted shares that were issued either before or after July 1, 2003 were valued at the fair market value.

------------------         -------------------            -------------------------       ------------------
Plan Category              Number of Securities to be     Weighted Average Exercise       Number of Securities
                           Issued Upon Exercise of        Price of Outstanding Options,   Remaining Available
                           Outstanding Options,           Warrants and Rights             for Future Issuance
                           Warrants and Rights
-------------------        -------------------           ---------------------             -----------------
                                 (a) (b) (c)
-------------------        -------------------           ---------------------             -----------------
Professional/Consultant/
Employee Stock and Stock
Option Compensation Plan     2,000,000                       $177,600                              -0-
------------------------    --------------------------    ---------------------            ------------------
Total                        2,000,000                       $177,600                              -0-
------------------------    --------------------------    ---------------------            ------------------

     As of December 31, 2004, a total of 1,440,000 shares have been issued from the Compensation Plan and 560,000 options have been issued, 264,000 of which were exercised as of that date.

     On January 26, 2005, the majority stockholders approved the 2005 Stock Incentive Plan and authorized 16,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. We filed a preliminary information statement with the Securities and Exchange Commission on February 3, 2005 containing the information on the 2005 Stock Incentive Plan, which shall become effective 20 days after the mailing of the definitive information statement.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;
     o contain projections of our future results of operations or of our financial condition; and
     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

PLAN OF OPERATIONS

Business Strategy and Approach

     We have established integrated business operations addressing and servicing the needs of the global security marketplace on the part of corporations and governments for; anti-counterfeiting, fraud prevention, product authentication, brand protection, supply chain management and protection.

Intellectual Property Development, Product Operations & Partnerships

     We have proprietary DNA security technology, and develop security solutions that protect corporate and intellectual property from counterfeiting, fraud, piracy and product diversion using botanical DNA as an encrypted/code molecule that can be embedded in inks, paper, substrates, liquids, textiles, thread, plastics, holograms and microchips.

     We produce security solutions customized to our customer's needs. We market and sell DNA anti-counterfeit and fraud prevention solutions that integrate into, and layer with, existing security solutions. These DNA security features are integrated at the original equipment manufacturer level with ink, paper, liquids, thread and hologram producers, who in turn sell/supply finished security products such as primary and secondary product packaging for pharmaceuticals, beauty products, textiles, currency, passports, ID cards, etc. We have strict protocols for specifying, integrating, testing, shipping and confirming the presence of DNA in any given product. We use highly reputable outside labs to provide independent third party validation testing to assure maximum quality control, objectivity and strict security procedures in handling and shipping. The outside lab we use for the validation testing is the Idaho National Laboratory, a part of the U.S. National Laboratory System. No compromise can enter the security chain of our product(s).

     We plan to develop new product lines that will address specific new challenges in the security marketplace, and bring these advances to target industries, customers and countries.

     Additionally, we will identify strategic partnerships and co-marketing ventures, and licensees to work with us to develop, market and sell our biotechnological security products. This will include sub-licensing the technology to key partners in specific sectors with an established base of customers. These partners will be able to enhance their product lines and client services by adding our technology to the existing security matrix in their products, providing an enhanced solution to deter fraud and counterfeiting.

Consultant & Enforcement Operations

     We will consult with our clients on a total security service offering; how to protect their brands, intellectual property, products and physical security access and how to reduce risk exposure, product liability exposure and product recall liabilities. We plan to offer worldwide DNA analysis services supporting the authentication of products and the detection, interdiction, deterrence and prosecution of counterfeiters and related crimes, through our subcontractors, sub-licensees and security industry collaborative partners.

International Sub-License Operations

     This   division   will  oversee  the   activities   of  all   international
sub-licensees and partnerships. This division will also develop a corporate policy for all marketing and promotional activities.

     We intend to establish alliances with existing anti-counterfeit experts, agencies and companies in each market. This collaborative security consortium will employ DNA technology to detect illegal activities, counterfeiting and fraud, and provide a high standard in security for corporations and government agencies.

     These   operations  will  provide   multiple   security   solutions.   Each
sub-licensee or collaborative partnership will produce separate revenue streams and be operational via integrated organizational structures.

     Our management and advisory board and strategic consultants have the knowledge, experience, contacts and skills to provide a comprehensive DNA security business, with advanced anti-counterfeit and fraud prevention systems for the protection and tracking of currency, documents, consumer products, and intellectual property.

     Strong Security Knowledge Base -- Our executives and consultants have the requisite experience to provide solutions that address the security needs of major companies in such diverse markets as pharmaceuticals, automotive, cosmetics, apparel and accessories, aerospace, luxury goods, among others.

     Developing Technology - We plan to acquire all rights, title and interest in all patents, patents pending, developing, DNA anti-counterfeit, and fraud prevention technologies created by Biowell. We also have an in-depth understanding of DNA microchip design and applications. We will jointly develop DNA-holograms and DNA-Hologram-RFID devices, DNA-inks, DNA-dyes and DNA-security labels with leading OEM's in these specialist fields.

     Strategic Corporate Relationships - Our management has personal and corporate relationships with leaders in key industries such as: pharmaceuticals, cosmetics/beauty, fashion, retail, computers, entertainment, automobiles, petroleum, fine arts and collectibles.

     We will utilize our existing relationships and develop new ones to introduce our anti-counterfeiting technology to generate business. Each industry has unique requirements and needs for their anti-counterfeit solutions, and we believe our DNA technology will provide maximum security technologies. For example, our smart packaging solutions with DNA security markers in ink, paper and holograms has widespread application in packaging for pharmaceuticals, cosmetics, automotive markets, passports, ID's and currency. Our proprietary technology offers immediate and affordable detection and security for their brands and products.

     Strong Technology Alliances - Our technology can also provide advanced security dimensions to:

     o Electronics security: access and physical/plant security (biometric security cards enhanced with DNA)
     o    Security  Holograms  (DNA enhanced)
     o    Radio Frequency Identification systems (DNA + RFID)
     o    Security  papers and  printing
     o Holograms (DNA holograms) o Other security-related products and systems

     Law Enforcement Expertise - The resources of our collaborative partners in the security industry include former federal law enforcement, security, and intelligence officers who provide the company with extensive contacts and hands-on experience in:

     o    Intellectual property investigation
     o    Counter-intelligence
     o    Personal security services
     o    Anti-counterfeit technologies
     o    Secure communications and data management

Critical Accounting Policies

     The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policy involve the most complex, difficult and subjective estimates and judgments:

     o    stock-based compensation

Stock-Based Compensation

     In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2003.

     We elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

     From its inception, the Company has incurred significant costs in connection with the issuance of equity- based compensation, which is comprised primarily of our common stock and warrants to acquire our common stock, to non-employees. The Company anticipates continuing to incur such costs in order to conserve its limited financial resources. The determination of the volatility, expected term and other assumptions used to determine the fair value of equity based compensation issued to non-employees under SFAS 123 involves subjective judgment and the consideration of a variety of factors, including our historical stock price, option exercise activity to date and the review of assumptions used by comparable enterprises.

     We account for equity based compensation, issued to non-employees in exchange for goods or services , in accordance with the provisions of SFAS No. 123 and EITF No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services".

Revenues

     We have not generated any revenues from operations from our inception. We believe we will begin earning revenues from operations during fiscal year 2005 as we transition from a development stage company to that of an active growth and acquisition stage company.

Costs and Expenses

     From our inception through September 30, 2004, we have incurred losses of $22,803,423. These expenses were associated principally with equity-based compensation to employees and consultants, product development costs and professional services.

Recent Accounting Pronouncements

     In April 2003, the FASB issued Statement of Financial  Accounting Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

     In December 2003, the FASB issued a revision of SFAS No. 132, "Employers' Disclosures About Pensions And Other Postretirement Benefits." This pronouncement, SFAS No. 132-R, expands employers' disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, and No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company's results of operations or financial condition.

     In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.

     In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

     On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.

     On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

Liquidity and Capital Resources

     As of December 31, 2004, we had a deficiency in working capital of $5,942,000. For the three months ended December 31, 2004, we generated a net cash flow deficit from operating activities of ($1,587,000), consisting primarily of year to date losses of ($12,365,000), $8,724,000 in net stock issued for consulting services, $1,515,000 for beneficial conversion of convertible notes payable and warrants, $395,000 for warrants issued to consultants as well as a net increase in current liabilities and other of $144,000.

     Cash used in investing activities totaled $28,000, which was utilized for patent filings and, facility lease deposits. Cash provided by financing activities totaled $1,676,000 consisting of $1,390,000 in proceeds from loans, and $250,000 and $36,000 in common stock and exercised options proceeds, respectively.

     We expect capital expenditures to be nominal for fiscal 2005. These anticipated expenditures are for continued investments in property and equipment used in our business.

     While we have raised capital to meet our working capital and financing needs in the past, additional financing is required within the next 12 months in order to meet our current and projected cash flow deficits from operations and development. We have sufficient funds to conduct our operations for several months, but not for 12 months or more. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

     By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

     Our registered independent certified public accountants have stated in their report dated January 11, 2005, that we have incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

     To obtain funding for our ongoing operations, we sold $1,465,000 in convertible promissory notes to 13 investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. On January 28, 2005, we closed upon a private placement transaction in excess of $1 million, and on February 2, 2005, the promissory notes were converted into an aggregate of 2,930,000 shares of common stock. This prospectus includes the resale of the common stock issued upon conversion of the promissory notes. In connection with the sale of the convertible promissory notes, we issued 2,930,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share.

     To obtain funding for our ongoing operations, we conducted a private placement offering in January and February 2005, in which we sold $7,361,000 of 10% Secured Convertible Promissory Notes to 61 investors. The 10% Secured Convertible Promissory Notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. This prospectus includes the resale of the common stock to be issued upon conversion of the 10% Secured Convertible Promissory Notes. In connection with the private placement offering, we have issued 15,222,000 warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share.

     Since the conversion price will be less than the market price of the common stock at the time the secured convertible notes are issued, we anticipate recognizing a charge relating to the beneficial conversion feature of the secured convertible notes during the quarter in which they are issued, including the fourth quarter of fiscal 2004 when $1,465,000 of secured convertible notes were issued and the first quarter of fiscal 2005 when $7,361,000 of secured convertible notes were issued

     We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Product Research and Development

     We anticipate incurring research and development expenditures in connection with the development of our DNA embedded biotechnology security products and solutions during the next twelve months. This includes, but is not limited to projects involving the following agencies and companies:

     o    Department of Energy;
     o    Department of Agriculture;
     o    Oakridge National Laboratories; and
     o    Holo-Mex.

     These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

Project Title: "Validation and Verification for DNA Authentication"

     This project is the main focus of R&D activities to date. These activities support industry initiatives for textiles, inks, substrates and petrochemicals. The first such project scheduled for completion is for textiles. This project has been the major focus of this reporting period. The other three projects are currently being planned.

1. Development efforts for the first period were $433.765, and for the second period $450,330, for a total of $884,095 2. The nature of the textile project has involved embedding the DNA marker into textile processing materials, where, ultimately a security thread can be used in a wide range of textile authentication applications.
3. The expected completion date for the textile marker project as described above is June 30, 2005.
4. The risks involved are low to medium. Once the DNA textile marker begins commercial scale-up testing, unforeseen issues may arise. These risks are being minimized by planning more stability tests (approx. one month) for the DNA marker under manufacturing conditions. The consequences of not completing this on time are offset significantly because the amount of research and data on this application is supported by over a year of development with Biowell, and recent support from the Department of Energy's National Laboratory.
5. As success is achieved in the manufacturing beta testing, the actual DNA concentrations will be formulated for each security thread application and market. Accordingly, pricing will be confirmed and reliable revenue forecasts can be made available.

                                    BUSINESS

HISTORY

     We are a Nevada corporation, which was initially formed under the laws of the state of Florida as Datalink Systems, Inc. in 1983. We changed names and then was redomesticated to Nevada in 1998, and in 1999, became ProHealth Medical Technologies, Inc. In November of 2002, we changed our corporation name to Applied DNA Sciences, Inc. in connection with a reverse merger. As a result of the reverse merger, we changed our business to that of our acquirer, which involves researching, developing and selling security and anti-counterfeiting products that utilize plant DNA for verification purposes. During this time, most of our efforts have been focused on research and development and the execution of an exclusive license, as described further herein.

OVERVIEW

     We are a provider of proprietary DNA-embedded biotechnology security products that protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. We offer a cost effective method to detect, deter, interdict and prosecute counterfeiting enterprises. We provide proprietary DNA-embedded biotechnology solutions to companies to protect corporate and intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion. We use segments of naturally occurring botanical DNA that have unique characteristics, which are one-of-a-kind sequences. Using various anti-counterfeit mediums, or substrates, such as ink, microchips, glue, paints and holograms, we can authenticate the unique DNA characters to ensure that the product has not been counterfeited or tampered with.

     Sectors of commerce that could benefit from our products include: corporations, federal government agencies, information technology, security and surveillance, entertainment media, the arts, cosmetics, pharmaceutical and biometrics, as well as vertical retail markets. Our applications can also enhance capabilities of product origination, identification verification, and validation of the source of components for critical manufacturing, defense, medical and other highly-integrity or secure products.

     Our mission is to become the recognized standard in providing total security solutions to protect corporate and intellectual property from counterfeiting and fraud. We intend to deliver our products to a global market via existing and emerging strategic business development agreements with recognized leaders in the security industry and through collaborations with leading security consultancy companies.

     We have acquired the exclusive license to sell, market, and sub-license all of Biowell Technology, Inc's DNA anti-counterfeit and fraud prevention biotechnology and products in North America (U.S. and Canada), Latin America and Europe. Biowell Technology Inc. is a Taiwan company, formed in October 1999, with its headquarters in Chung-Ho City, Taiwan and currently has over 600 shareholders, with no shareholder holding 20% or more of the outstanding shares. To date, Biowell products have only been offered within Asia, with limited sales made. The exclusive license also gives us the initial rights to future biotechnologies developed by Biowell and also new applications for the existing technology that may be developed for the marketplace. Biowell has selected us to be its marketing and licensing partner to introduce the DNA biotechnology products to the world's largest consumer markets. In addition to marketing the DNA products in our territories, we will develop DNA production laboratories in the United States, as well as develop capabilities in DNA authentication, analysis and detection products with ongoing relationships with the Department of Energy's national laboratory system.

     We have a very seasoned and experienced management team. This was a key factor in establishing the partnership with Biowell. Our combined executive team has professional experience totaling more than 100 years in the areas of anti-counterfeiting technology, microchip development, security, printing, marketing, and corporate sub-licensing development. Our management team has also been active in the International Anti-Counterfeiting Coalition, Homeland Security technology communities, and the anti-fraud investigation industry. Our executives have developed strong links with major international corporations, intellectual property and copyright holders, U.S. Government affiliations, and international anti-fraud organizations. We currently have Memorandums of Understanding with one of the largest international security ink producers, an international petroleum corporation, and one of the worlds largest automobile manufacturer based out of Germany. We have signed an agreement with Holomex to co-own IP created utilizing our technology. Our affiliation with the government is though research and development agreements with the Department of Energy, United Stated Department of Agriculture and Department of Defense.

License Agreement with Biowell Technology

     We entered into exclusive license agreement with Biowell in October 2002, which was amended in July 2003. Our territories under the license agreement are the United States, the European Union, Canada, Mexico, Colombia, Saudi Arabia and the United Arab Emirates. It has an initial term of five years with an automatic ten-year renewal upon the meeting of certain minimum-guarantee objectives. Thereafter, the license is renewable for successive three-year terms upon the successful completion of certain minimum-guarantee objectives.

     The minimum guarantees that we must meet each year of the license agreement to retain the exclusive license for the technologies are as follows:

           Year              Minimum Guarantee
           ----              -----------------
           1st year    $50,000 gross purchase orders or payment of $25,000
           2nd year    $300,000 gross purchase orders or payment of $50,000
           3rd year    $360,000 gross purchase orders
           4th year    $432,000 gross purchase orders
           5th year    $518,400 gross purchase orders

     The minimum guarantee payment requirement has been suspended by Biowell. In consideration for the granting of the exclusive license to us, Biowell received
1.5 million shares of our common stock, with the option to purchase another 500,000 shares. In return, we received the option to purchase 500,000 shares of Biowell common stock. We have not exercised the option to purchase the Biowell shares.

         The license agreement may be terminated by Biowell if:

     1) we sell, assign, attempt to sell or assign, or cease to carry on our business;
     2)   we fail to make the minimum payment guarantees;
     3)   there is a change in control of our company;
     4) we become insolvent, commence bankruptcy proceedings or make an assignment for the benefit of creditors; or
     5) upon 60 days written notice of a breach of a material obligation, such breach is not cured.

     In the event that we fail to make the minimum payment guarantees or we are unable to cure a breach within the 60 day period, we have the option, in our sole discretiion, prior to termination by Biowell, including during any time when we are in breach of this agreement, to elect to change the agreement whereby we are a non-exclusive manufacturer in our territories.


Sub-Licensing Agreement

     In July of 2003, Applied DNA, Biowell and G. A. Corporate Finance Ltd. entered into a Sub-License Agreement for the United Kingdom in exchange for $3,000,000. G. A. Corporate Finance Ltd. paid $25,000 upon its execution of the Agreement, and the remaining $2,975,000 is subject to an interest bearing promissory note, payable in twenty (20) consecutive quarterly installments of Principal and Interest in the amount equal to the lower of $185,937.50 or 35% of Gross Revenues for that quarter due on the final day of the quarter.

     The minimum guarantees that G. A. Corporate Finance, LLC must meet each year of the license agreement to retain the exclusive license for the technologies are as follows:

           Year              Minimum Guarantee
           ----              -----------------
           1st year    $50,000 gross purchase orders
           2nd year    $150,000 gross purchase orders
           3rd year    $300,000 gross purchase orders
           4th year    $360,000 gross purchase orders
           5th year    $432,000 gross purchase orders

     Due to the lack of marketable products since execution of this agreement, we suspended the payment under the note and the minimum guarantees owed to us. We are currently in negotiations with this sub-licensee to either amend or terminate this agreement.

     As with our Exclusive License Agreement with Biowell, our UK Sub-Licensee will have the opportunity to apply for new product licenses, which can remain exclusive in its territory for the first eighteen months.

Biowell DNA Technologies

     Every living thing has a unique DNA code in its cellular composition. By taking the DNA from a plant material, Biowell is able to create a group of DNA codes that can be turned into a unique and traceable marking for any product.

     In the early 1980's the primary emphasis in DNA research was applied to pharmaceutical applications. There was very little focus in the living biotechnology arena. During the l990's, a group of elite scientists, led by Dr. Sheu Jun-Jei of Taiwan, focused on the first research and development of a DNA based anti-counterfeit biotechnology. In the late 1990's, Dr. Sheu made a major breakthrough in biotechnology, and patents with commercial applications were filed. Biowell was formed in Taiwan in October of 1999 to hold these pending patents and continues to advance in the areas of DNA anti-counterfeiting biotechnology.

     The key to this exclusive biotechnology is the ability to mix or attach scientifically selected and processed DNA to specific media such as paint, glue, polymer, and ink. In doing this, the characteristics of DNA are used to distinguish genuine products from counterfeits. This technology can also be used to authenticate microchips and circuit boards that contain them. The DNA AC (anti-counterfeit) biochip is a Biowell product in which DNA is embedded into a microchip. When biochips are embedded into circuitry, the biological data can be read electronically and the component can be authenticated. Without authentication, the device will not operate.

Intellectual Property

     Key to our success is ongoing research and development. Biowell has over 10 patents pending and we have filed two new patent applications. While patents are an important asset, they are not the only instruments used to sequester a competitive position for us. We are developing numerous tools to maintain technical superiority, which includes licensing other component and complementary technologies that will keep pace with our speed to market efforts.

     We regard our trade secrets and other intellectual property as an integral component of our success. We rely on patent law, trademark law, trade secret protection and confidentiality and/or license agreements with employees, customers, partners and others to protect our intellectual property. Effective patent, trademark and trade secret protection may not be available in every country in which our products are available. We cannot be certain that we have taken adequate steps to protect our intellectual property, especially in countries where the laws may not protect our rights as fully as in the United States. In addition, if our third-party confidentiality agreements are breached there may not be an adequate remedy available to us. If our trade secrets become publicly known, we may lose our competitive position.

     Additionally, litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

     If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all.

Global Market Penetration

     We have redirected our sales and marketing strategy to place a premium on business-to-business opportunities. In order to effectively service our products globally, we may enter into both exclusive and non-exclusive agreements. Each of these agreements will have time limits and have very specific revenue targets set against them. In the case of an exclusive agreement, we may further limit our relationship to certain products that are offered for sale in a specific region. All exclusive agreements will have time limits with specific targets for revenue to be derived out of a given region. Additionally, we have and will retain the right to allow certain global partners (as we decide from time to time) to sell into a restricted exclusive market with the provision that a fee be paid to the exclusive licensee in a given region for products sold in that region that are covered under their exclusive license. This provision was adopted to allow for certain Fortune 50 companies to pursue selling our products and services globally without restrictions and encumbrances with specific geographical regions.

Our Products

     With our exclusive licensing of Biowell's DNA technologies, we will be working to provide complete DNA anti-counterfeit and fraud prevention solutions. We will offer comprehensive and price-competitive products and solutions. The key characteristics of the DNA biotechnology are as follows:

     Unique and Impossible to Replicate DNA Codes -- specially processed DNA fragments, with unique characteristics and one-of-a-kind sequences, are used. The embedded DNA concentration is extremely small (3-5 micron) and cannot be analyzed unless proprietary biochemistry and reagents are used, along with our proprietary DNA reader systems.

     Easy to Customize -- We can tailor the DNA tagging to meet the customer's product requirements. For example, the DNA codes can be generated based on one or more DNA sources and one or more anti-counterfeit technologies.

     Easy and Quick to Use -- With the DNA instant verification kit or scanner, instant verification can be obtained at the point-of-purchase. Hence, the authentication process can be performed quickly. Traditional anti-counterfeit technology analysis requires anywhere from 24 to 48 hours. Our technology will achieve an effective and timesaving deterrent against counterfeiters.

     Broad Applications -- DNA anti-counterfeiting technology can be applied to almost any product on the market. The DNA ink is edible and can be used on tablets or capsules ensuring against counterfeiting pharmaceuticals.

DNA Marker

     Our first anti-counterfeiting product is the DNA Marker, an agent that can be used to authenticate textile products. The DNA Marker can be applied at any point in the manufacturing process, from the freshly cut raw fibers through to the finished garment. As the DNA Marker can be applied to any fabric from cotton to wool, this will help textile vendors and governments determine the origin of thread, yarn and fabric through to the high-end garment manufacturers who suffer lost sales at the hands of counterfeiters. DNA Marker protection will also help preserve jobs at the legitimate textile and clothing manufacturers as well as ensuring that the proper taxes are collected on textiles and garments from authorities.

     The DNA Marker will remain effective into the 22nd century and will be detectable throughout the different manufacturing stages without degrading. It can be detected in a variety of manners from inspection under infrared light to laboratory forensic analysis that authenticates it to a certainty of 99.9999 percent

     Driven by market needs, this is the first of what is expected to be a number of products and services based upon the DNA marker technology. We will continuously assess the anti-counterfeit needs of markets, companies and governmental organizations and will develop proprietary technologies, solutions and products for these opportunities.

Inks

     DNA anti-counterfeit ink has been developed as two major applications. The first ink is Biowell's unique anti-counterfeit ink (covert ink), which can be authenticated at a forensic-science level of certainty, in a lab, with detailed DNA analysis. The second application is an enhanced version of the first, integrating into the original anti-counterfeit ink an additional instant detection function for on-site authentication (overt ink).

     This instant verification process has been designed to allow sampling at any point in the product supply chain. By swabbing testing fluid containing a special activation buffer across the authentic DNA ink surface, a biochemical reaction occurs between the coating of the DNA molecules in the ink and the buffer fluid. This reaction manifests as a reversible color change, with the ink changing color from blue to pink, and back to blue within seconds. Testing can be repeated at various checkpoints throughout the product supply chain.

     Proprietary production techniques are used to manufacture DNA with the unique property for integration with ink. The key to utilizing DNA for anti-counterfeit purposes lies in the preservation of DNA. The system of production ensures that DNA can survive for over 100 years. In addition, special materials are used to shield purified DNA from environmental variation, which allows perpetual preservation of DNA and permanent proof of authenticity for genuine products.

         DNA ink can be applied to:

     o General Company Use: trade marks, patents, company logos, important documents
     o    Financial industry: currency, stocks, checks, bills, bonds, checks
     o    Retail: event tickets, VIP tickets, clothing labels
     o    Medicines: capsule and pill surface printing
     o    Inner package: foil blister packs
     o    Outer package: boxes, bottles
     o    Arts: paintings, artifacts, collectibles and memorabilia
     o    Others: lottery tickets, stamps, custom seals, passports, visas, etc.

     Virtually any item that can be duplicated now can be protected with any of these DNA ink applications. These applications are cost-effective and can be adapted to any company's current branding, product tracking, or other anti-counterfeiting program.

DNA Labels

     DNA anti-counterfeit ink can be applied to garment labels. It can also be printed onto logos or on any other surface. Labels are printed with the proprietary ink containing the specific authentication DNA code for a manufacturer. The labels can then be easily tested for authenticity.

     Knowledge that the labels are DNA-imprinted and can be quickly and easily verified serves as a deterrent to counterfeiters. We believe this in itself will create a demand for the proprietary DNA ink-impregnated label technology.

DNA Chip

     Computer and electronic signals constitute most of the corporate security systems. These systems are of similar function and design, and are susceptible to duplication and counterfeit. The polymorphism of DNA is significantly more complex than electronic signals, and better suited for security systems.

     The DNA chip card is intended for both authentication of the card and identification of the individual. For that purpose, a set of DNA chip cards are assigned with specific DNA (group ID), along with the individual's identification information and recorded in the chip's memory. A reader module is configured to recognize (and therefore verify) only the chip carrying the correct group ID. Any DNA chip card with different group ID, or indeed any other chip card, will be rejected.

     The DNA chip uses artificially constructed DNA, with each user group having the same DNA code. Individuals are differentiated in the system by identification codes stored in the chip's memory. In addition, the DNA chip can be configured for the customer to have a particular person have their own DNA as the source DNA for that user group. The DNA chip generates unique signals and will not function properly once removed from the casing. The empty chip is not available anywhere else on the market, thus making it impossible to counterfeit. Once the imbedded DNA chip is sabotaged or removed the chip will cease functioning, thus preventing data on the chip from being duplicated.

     The signal of a DNA chip is generated through an interaction between DNA and a specially devised mechanism known as a DNA chip reader. A real DNA chip will generate an analogical signal and be received by the reader after the chip is stimulated. An LCD display screen provides immediate authentication by reading the unique DNA signals embedded in the chip.

     The DNA chip function is versatile, which allows it to be integrated into the form of slot reader, slide through reader, or contact point reader for instant authentication. Biowell has also developed a portable, lightweight, hand-held scanner that can be used to authenticate the DNA chips. The cost of the DNA chip, card, and reader system is comparable to existing smart card systems. Above all, the reader can be linked externally with existing card readers to save replacement costs.

     We believe that the DNA chip system is more secure than all other systems; since it cannot be copied or hacked, and works with specially configured readers.

     The DNA biochip can be applied to many products. For example:

     o    Security ID cards
     o    Passports
     o    Licenses
     o    Credit and ATM cards
     o    Debit cards
     o Consumer merchandise (CDs, VCDs, DVDs, notebook computers, PDAs, handbags, etc.)
     o    Other  applications  where   authentication  is  required   (antiques,
          paintings, etc.,)

Demands for Security and Positive Identification

     As nations are threatened by terrorism and corporations try to prevent corporate fraud and espionage, the need for secure anti-counterfeiting and identification systems increases. Our technology can provide important and cost-effective support for local, state, and federal governments as well as corporations doing business with highly sensitive information. Our anti-counterfeiting technology can be used for the following types of identification and important government documents:

     o    Passports
     o    Green cards
     o    Visas
     o    Driver's licenses
     o    Social Security cards
     o    Student visas
     o    Military ID's
     o    Other important Identity cards and official documents

     We will explore contracting with consultants in Washington D.C. that will assist with identifying and securing potential Government contracts that will utilize the DNA technology for identity and authentication. In 2004, we won the "Best of New technology" prize at the Security Industry Association conference in Washington D.C. in competition against some of the world's largest corporations. Shortly thereafter, we were inducted into the InteGuard Alliance, a consortium of 29 major companies providing security services and security technology to the US Government.

     We intend to work in collaboration with Biowell and other security organizations in order to continue to research and develop new product lines derived from, but not limited to, DNA technology. Research and development of new product lines is an ongoing commitment of our and is currently underway in the Biowell labs. Business Strategy and Approach

     Our goal is to establish three integrated  business  operations  addressing
and  servicing  the  needs  of  the  marketplace  for  anti-counterfeit,   fraud
prevention, and homeland security solutions.

Intellectual Property Development, Product Operations & Partnerships

     We are a developer of security solutions that protects corporate and intellectual property from counterfeiting, fraud, piracy and product diversion using a proprietary line of DNA embedded biotechnology products accompanied by monitoring and enforcement support, we produce solutions customized to their customer's need. We intend to market and sell DNA anti-counterfeit and fraud prevention products and oversee laboratory facilities where consumer and corporate products can be tested for authenticity. We will oversee the development of new product lines that will address specific and individual customer needs. Additionally, this division will identify strategic licensees and partnerships in multiple sectors that will license and sell our products and biotechnologies. This will include sub-licensing the technology to key partners in each sector with an established base of customers. These new partners will be able to enhance their client services by adding our technology to the existing product line or current security methods to deter fraud and counterfeiting.

Consultant & Enforcement Operations

     As a service to our clients, we will consult with them on how to best protect their intellectual property and products. We will offer worldwide investigative and DNA analysis services for the enforcement and prosecution of counterfeiters and fraud itself and through our subcontractors or sub-licensees.

International Sub-License Operations

     This division will oversee the activities of all international sub-license alliances and partnerships. This division will also develop a corporate policy for all marketing and promotional activities.

     We intend to seek alliances with existing anti-counterfeit networks in each market. We will train these networks to use our technology to detect and monitor counterfeit and fraud, and we will use our own anti-counterfeit and security experts to help detect counterfeiting attempts against corporations and government agencies.

     By combining our three operations, we will provide multiple security solutions. Each division will produce separate revenue streams and integrated organizational structures that we believe will make us a leader in the field of anti-counterfeit and fraud prevention services.

     Our management team and advisory board have a unique combination of skills for providing integrated DNA anti-counterfeit and fraud prevention systems for the protection and tracking of documents, products, and intellectual property:

     -- Strong Security Knowledge Base -- Our team has the experience to analyze and provide solutions that address the security needs of companies in such diverse market segments as pharmaceuticals, designer clothing, luxury goods and cosmetics, aerospace, defense, diamonds, automotive, holography and chip manufacturing. Several team members are published authors in the area of security and are recognized globally as experts in their fields.

     -- Leading Technology -- We have exclusive rights to all patent pending, leading DNA anti-counterfeit, and fraud prevention technologies created by Biowell. We also have an agreement in place with HoloMex, Inc., a leading security hologram manufacturer, to create DNA-holograms, a new generation security product. Our management also hasan in-depth understanding of microchip design and applications.

     -- Strategic Corporate Relationships -- Our management has personal and corporate relationships with leaders in key industries such as: high-end fashion retail, computers, entertainment, automobiles, aerospace, defense and pharmaceuticals. We will utilize these existing relationships to introduce our anti-counterfeiting products and generate contracts, although no discussions have yet been held. Each industry has multiple facets for the anti-counterfeit DNA technology. For example, fashion retail can use our anti-counterfeit chip in its high-end fashion handbags, while a company producing fine wines can take advantage of our DNA-embedded label. Our proprietary technologies offer immediate and affordable detection and security for all of their trademarks and products.

     -- Strong Technology Alliances -- Our products can also work with and supplement products in key anti-fraud and security industries, such as:


          o    Electronics security
          o    Hologram manufacturing
          o    Radio Frequency Identification (RFID) systems
          o    Isotopic Markers
          o    Security papers and printing
          o    Other security-related products, systems, and services

     -- Law Enforcement Expertise -- Our management includes former federal law enforcement, security, and intelligence officers who provide us with extensive hands-on experience in:

          o    Intellectual property investigation
          o    Counter-intelligence
          o    Personal security services
          o    Anti-counterfeit technologies
          o    Secure communications and data management

     Patents Pending

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Patent Name                    Application No.             Filed by                    Date Filed                  Jurisdiction
------------------------------ --------------------------- --------------------------- --------------------------- -----------------
------------------------------ --------------------------- --------------------------- --------------------------- -----------------
A Method of Utilizing          089108443                   Biowell                     March 17, 2000              Taiwan
Nucleic Acids as
Markers for Product            00107580.2                                              May 18, 2000                China
Anti-Counterfeit Labeling
and Verification               09/832,048;                                             April 9, 2001               United States
                               published 20020187263-A1
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
EppenLocker (A                 089204158                   Biowell                     March 10, 2000              Taiwan
Leakage-Prevention Apparatus
of Microcentrifuge)
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Multiple Tube Structure for    089210575                   Biowell                     June 20, 2000               Taiwan
Multiple in a Closed
Container
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Method for Processing          89111477                    Biowell                     June 12, 2000               Taiwan
Multi-PCR in Closed Vessel
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Method for Mixing Nucleic      2002-294229                 Biowell                     August 31, 2002             Japan
Acid in
Water Insoluble Media and      03007023.9                                              March 27, 2003              European
Application Thereof                                                                                                Patent Office
                               92121973                                                August 11, 2003             Taiwan
------------------------------ --------------------------- --------------------------- --------------------------- -----------------


                                       33

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Method for Hiding Secret       92121490                    Biowell                     August 6, 2003              Taiwan
Message Carrying a DNA
Molecule and a Method for      pending                                                 August 6, 2003              China
Decoding the Secret Message
Hiding by thereof
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Method for Transferring        92119302                    Biowell                     July 15, 2003               Taiwan
Giveback Funds by
Recognizing Plurality of       03150071.4                                              July 31, 2003               China
Objects
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
Anti-Counterfeit Chip          None                        Biowell                     To be filed                 Taiwan
Recognizing Device
                                                                                                                   China
------------------------------ --------------------------- --------------------------- --------------------------- -----------------

------------------------------ --------------------------- --------------------------- --------------------------- -----------------
A System and Method for        60/463215                   Biowell                     April 16, 2003              United States
Marking Textiles Using DNA
                               Applied DNA Sciences
------------------------------ --------------------------- --------------------------- --------------------------- -----------------
A System and Method for        2004/012031                 Applied DNA Sciences        April 15, 2004              United States
Marking Textiles Using
Nucleic Acids
------------------------------ --------------------------- --------------------------- --------------------------- -----------------
System and Method for          10/82596                    Applied DNA Sciences        January 21, 2004            United States
Authenticating Clients on a
Local Area Network Using
Nucleic Acids

Sales and Marketing

     We employ a multi-tier sales and marketing strategy. We develop strategic alliances and marketing partners, by setting up alliances with Biowell's technology partners, granting licenses to existing anti-counterfeit suppliers and partner with industry leaders for intellectual property development.

     We provide anti-counterfeiting and security solutions through our sales force covering a multitude of potential clients either directly or via resellers.

Customers

     We do not currently have any revenue-generating customers at this point. Our targeted client base includes major corporations, government entities and educational institutions. We will provide DNA chip technology, DNA ink technology as well as DNA profiling/tagging technology through various types of resale agreements. We will apply these technologies to labels and security ink, to a chip and reader as well as textile markers and agriculture profiling.

Competition

     The anti-counterfeit and fraud prevention market is highly competitive and diverse. Since we believe that other forms of anti-counterfeiting and security measures can be easily defeated, we expect that utilizing DNA which cannot be replicated will garner great demand from the market. Some examples of biotechnology and other security technologies include:

     FINGERPRINT- a systems scans fingerprints before granting access to computer files.

     VOICE- Off-the-shelf software authenticates users based on individual vocal patterns.

     CORNEA- Scanners that scan the iris of a user's eye to match compared to a computer database.

     FACIAL SCAN- Computers can use complex algorithms to distinguish one face from another.

     IC CHIP & MAGNETIC STRIP- Integrated circuit chip that runs an electric current through a circuit and is verified by a IC card. Is used in many parts of Europe and Asia.

     HOLOGRAPH- Optical security elements ('holograms') constitute a family of optically variable microstructures, which are difficult to copy. Most of them are difficult to reproduce using advanced color photocopiers and printing techniques. This is why they are so widely used as anti-counterfeit devices. Holograms are only one member of a family of optically variable devices which all have several features in common. These are:

          o Highly visible to the naked eye under good or reasonable conditions of illumination.
          o    Colorful and change their colors with viewing angle.
          o They derive their colorful effects from microstructures within the devices, which cause interference or diffraction of the light falling upon them.

     FLUORESCENCE- X-ray Fluorescence (XRF) and elemental taggant technologies were developed as a unique method for assaying uranium ore. Later on was used as a handheld alloy grade identification and spectral analysis instrument. Its use is limited to label/printing applications.

     RADIOACTIVITY& RARE MOLECULES- a method of Radiation detection is very effective but limited to use on crude oil.

     Some of the bigger competitors in the field of anti-counterfeiting and fraud protection include:

     o    DNA Technologies. Inc.
     o    Art Guard International
     o    Theft Protection Systems
     o    Cypher Science (United Kingdom) Mt. Sinai Hospital
     o    ChemTAG (Norway)
     o    NTT DATA Labs (Japan)
     o    November AG

Management Strategy

     In anticipation of internal growth, we will organize resources to manage our development effectively, minimizing organic growth, while optimizing our use of excess capacity, where core competency in the biotech arena is made available. Our Chief Executive Officer is responsible for the strategic direction, coordinating with our overseas technology partner Biowell and others as well as operations. Our President is responsible for government entity relations, corporate governance and building shareholder value. Our Chief Financial Officer covers overall financial management, financial reporting, corporate administration, investors relations. Our Vice President covers specific industries, such as the pharmaceutical, cosmetic and comestible sectors and acts as our media spokesperson, clarifying for the pharmaceutical and nutraceutical industries, allied health professionals and consumers the advantages of our anti-counterfeit, diversion and piracy applications and products.

Giuliani Partners

     In August 2004, we engaged Giuliani Partners LLC as our strategic marketing partner and advisor. The engagement agreement had an effective date of September 1, 2004. Giuliani Partners had been engaged, on a non-exclusive basis, to provide advice and assistance to us regarding issues associated with our proprietary DNA embedded security solutions. The term of the engagement was one year from the effective date, with automatic one year renewals unless either party expresses, in writing, an intention not to renew within 60 days prior to the expiration of the term.

     As compensation for Giuliani Partners' performance, we were to pay Giuliani Partners an aggregate advisory fee of $2,000,000 payable in increments over the term and renewal term. The initial payment of $500,000 was made by us on or about September 7, 2004. Additionally, we were to issue a net-exercisable warrant to purchase shares of our common stock at a later date. Fees were placed in escrow during Giuliani Partners' completion of its due diligence review.

     On April 11, 2005, we and Giuliani Partners mutually agreed to conclude our engagement agreement. As a result of the termination of this agreement, we are not obligated to pay the remainder of the advisory fee of $750,000 and Giuliani Partners will not receive any shares or warrants to purchase shares of our common stock.

                                    EMPLOYEES

     As of April 25, 2005, we employed 12 full-time employees, of which six are in management, four in sales & marketing and two in administration. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

     Presently, we maintain our principal office at 9229 W. Sunset Boulevard, Suite 830, Los Angeles, California 90069. We signed a lease for our office space in November 2003. The office space, which is provided to us for $11,312.70 per month for the first twelve months of the lease, for $11,635.92 for the second 12 months and $12,031.01 for the last 12 months of the lease, has approximately 5,387 square feet. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain a website at www.adnas.com. The information contained on that website is not deemed to be a part of this prospectus.

                                LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.


Stern & Co. v. Applied DNA Sciences, Inc., Case No.: 05 CV 00202
----------------------------------------------------------------

     Plaintiff Stern & Co. commenced this action against us in the United States District Court for the Southern District of New York on or about January 10, 2005. In this action, Stern & Co. alleges that it entered into a contract with us to perform media and investor relations for a monthly fee of $5,000 and stock options. Stern & Co. claims that we failed to make certain payments pursuant to the contract and seeks damages in the amount of $96,042.00. Although our time to answer the complaint has not expired, we dispute the allegations of the complaint in its entirety and intend on vigorously defending this matter.

Oceanic Consulting, S.A. v. Applied DNA Sciences, Inc., Index No.: 603974/04
----------------------------------------------------------------------------

     Plaintiff Oceanic Consulting, S.A. commenced this action against us in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserts a cause of action for breach of contract based upon the allegation that we failed to make payments pursuant to a consulting agreement. Oceanic Consulting, S.A.also asserts a causes of action in which it seeks reimbursement of its expenses and attorneys' fees. Oceanic Consulting, S.A. seeks damages in the amount of $137,500.00. Oceanic Consulting, S.A. moved for a default judgment, which we have opposed based upon Oceanic Consulting, S.A.'s failure to properly serve the complaint as well as our meritorious defenses. We intend on vigorously defending this matter.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  Names:                Ages      Titles:                     Board of Directors
  Rob Hutchison          49      Chairman & CEO               Director
  Peter Brocklesby       52      President                    Director
  Lawrence Lee           44      Chief Technology Strategist  Director
  Michael Hill           44                                   Director
  Ron Erickson           61                                   Director
  Karin Klemm            38      Interim Chief Financial
                                 Officer and Secretary

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

     Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

Chairman of the Board and Chief Executive Officer - Robin Hutchison

     On November 17, 2003, Robin "Rob" Hutchison joined our Board of Directors. On December 12, 2003, he was appointed Chairman of the Board and on March 1, 2004, he was appointed Chief Executive Officer. Between June 1997 and December 1997, Mr. Hutchison served as President and then from January 1998 to December 2001 as Chief Technology Officer at eCharge Corporation, a Seattle, Washingon based company specializing in alternative payment methods for the Internet. Mr. Hutchison is still a director of eCharge Corporation, a position he has held since June 1997. Between October 2001 and December 2003, Mr. Hutchison served as a Director of Global Golf Holdings, Inc. a company that marketed golf course GPS hand held system to golf courses in Western Canada. Between October 2003 and April 2005, Mr. Hutchison served as a Director of PowerHouse Technologies Group, Inc. a San Jose California based developer of mobile computing solutions that enhance personal productivity.

     Since December 2000, Mr. Hutchison has served as a director of Golden Goliath Resources, a British Columbia, Canada-based company with mining operations in Mexico. Since March 2003, Mr. Hutchison has also served as a director of Serebra Learning Corporation, a British Columbia, Canada-based company that specializes in delivering eLearning solutions. Mr. Hutchison has also served as president of Canada-based SNI Corporation, specialists in the integration of SUN Microsystems UNIX-based systems and Internet and computer firewall security, western regional director of sales and operations for Everex Canada Inc. and as vice president and co-founder of Vivox International Inc.


President and Director - Peter Brocklesby

    Mr. Brocklesby became our President and a Director in May 2004. Between January 2003 and May 2004, Mr. Brocklesby served as a Project Development Consultant to Professor Alfred Wong, A.W. Technologies at the University of California at Los Angeles. In March 2003, Mr. Brocklesby co-founded Cool Grip, Inc., a golf accessory company, based in Newport Beach, California, and served as the Vice President of Business Development through May 2004. Between 2000 and January 2003, Mr. Brocklesby was the Vice President for Business Development at Boss Industrial Design Company, a communications and electronic product design company based in Newport Beach, California.


     Mr. Brocklesby graduated from Leeds University, UK with a BA Honors degree in History in 1970. He attended the Royal Air Force College, UK and was commissioned in the RAF. In 1977, after 7 years service in the UK Armed Forces, Mr. Brocklesby left to become Director of Logistics for Air Asia (Air America), a US defense contractor providing support for the US military and for other governments in Asia.

     Following acquisition of Air Asia by E-Systems, Inc., a multi-billion dollar defense contractor, and now part of Raytheon, Mr. Brocklesby was appointed VP Marketing. E-Systems specialized in the development and integration of advanced airborne and land-based military and government communications systems, electronic warfare equipment, electronic surveillance and airborne intelligence gathering systems.

Chief Technology Strategist and Director - Larry Lee

     Larry Lee has served as a Director since September 2002. Since August 2004, Mr. Lee has been a senior staff scientist with Boeing, a space and defense company, in their Los Angeles, California location. Between September 2002 and March 2004, Mr. Lee served as our President and Chief Executive Officer. Mr. Lee was appointed our Chief Technology Strategist in March 2004, in which capacity he continues to serve. Between 1994 and 2001, Mr. Lee was a senior scientist and manager for GM Hughes Electronics, a Los Angeles, California based electronics, space and defense company.


     Mr. Lee currently serves on the board of advisors and/or partners for several U.S. and international companies including: Dery Resources Inc.; IMC, and VO Management, LLC.

     Mr. Lee has a Master of Science in Computer/Electronic Engineering from California State University and a Bachelor of Science in Mechanical/Biomedical Engineering from Virginia Tech. He has also received advanced training in Business Executive Management and Finance from University of California, Los Angeles and the Hughes Education Center.

Consultant and Director - Michael E. Hill

     Mr. Hill joined our Board in October 2002. Between November 1997 and September 2002, Mr. Hill was a registered representative at Research Capital, Corp., a securities broker/dealer located in Calgary, Canada. Since 1986, Mr. Hill has been a director and Vice President of Hill's Koksilah Holdings, a private retail and real estate holding company located in Vancouver, Canada. Prior to working with Research Capital, Hill performed similar tasks with Scotia Capital Markets and Burns Fry Ltd. He was employed with these companies from 1987 until 1997.

Director - Ronald P. Erickson

     Ronald Erickson has over thirty years of experience as a manager, attorney and senior level executive. In January 2004, Mr. Erickson was appointed to the Company's Board of Directors. From 1997 through the present, Mr. Erickson served as Chairman and Chief Executive Officer of eCharge Corporation in Seattle, Washington where he played a major role in raising approximately $90 Million in equity capital from major international investors including Deutsche Telkom's venture arm, Korea Telecom, National Data Corp. and others. Previously, from 1995 through 1997, he served as Chairman and Chief Executive Officer of Globaltel Resources, Inc. where he co-founded and lead the worldwide financing efforts and managed all aspects of growth of this privately held international telecommunications and networking company. From 1992 through 1994, he was Chairman, Interim President and Chief Executive Officer of Egghead Software, Inc. in Issaquah, Washington.

Interim Chief Financial Officer and Secretary - Karin Klemm

     Karin Klemm joined us as Secretary on August 2, 2004 and as Interim Chief Financial Officer on March 15, 2005. Ms. Klemm is currently the President and Chief Executive Officer of Poly Pacific Entertainment, Inc., an entertainment company based in Beverly Hills, which she has been since 1997. Since August of 2003, Ms. Klemm has served as Chief Executive Officer to Uncensored Music
Network, Inc., also an entertainment company. Previously, from 1997 through 2000, Ms. Klemm was a branch manager of RH11, an executive search firm in Los Angeles, California.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending September 30, 2004, 2003 and 2002 exceeded $100,000:


                                                           Other
                                                           Annual      Restricted     Options       LTIP
  Name & Principal                Salary       Bonus       Compen-        Stock         SARs       Payouts      All Other
      Position          Year        ($)         ($)      sation ($)    Awards ($)      (#)(1)        ($)      Compensation
--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Rob Hutchison,          2004    159,450           0            0       39,000            0             0             0
CEO                     2003          0           0            0            0            0             0             0
                        2002          0           0            0            0            0             0             0

--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Lawrence C. Lee,        2004    150,000           0            0    2,017,500            0             0             0
CEO                     2003    300,000           0            0            0            0             0             0
                        2002          0           0            0      182,000            0             0             0

--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------
Gerhard Wehr,           2004     58,328           0       22,489       54,000            0             0             0
CFO                     2003    180,000           0            0            0            0             0             0
                        2002          0           0            0       40,000            0             0             0
--------------------- --------- ------------ ----------- ------------ -------------- ----------- ------------ --------------

     The Board of Directors, in their discretion, may award stock and stock options to key executives for achieving financing or expenditure guidelines, meeting our business plan objectives, as part of their compensation for employment or for retention purposes.

Employment Agreements

None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In September of 2004, Larry Lee entered into a private transaction with Mr. Chaim Stern, selling a total of 2,500,000 shares to him, after which he loaned all proceeds of $600,000 to us. On November 3, 2004, we issued a promissory note to Larry Lee for the loan of the $600,000. The note bore interest at 6% per annum, and was payable upon demand any time following 120 days after we complete a financing of at least $5 million. We had the right to repay the note, plus all accrued interest, at any time, in whole or in part, without premium or penalty. Upon the repayment of $125,000, we had the right to repay the remainder due under the note by the issuance of shares of common stock and founders' preferred stock. We repaid the note in full by paying Mr. Lee $125,000 and issued him 500,000 shares of common stock and 60,000 shares of founders' preferred stock.

     We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of April 26, 2005:

     o by each person who is known by us to beneficially own more than 5% of our common stock;
     o    by each of our officers and directors; and
     o    by all of our officers and directors as a group.

                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Rob Hutchison                   Common Stock        1,120,000 (4)       1.68%              1.29%
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

Peter Brocklesby                Common Stock        1,000,000 (5)       1.50%              1.15%
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

Lawrence Lee                    Common Stock        3,820,000 (6)       5.77%              4.41%
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

Michael Hill                    Common Stock          552,000 (7)          *                  *
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

Ron Erickson                    Common Stock          550,000 (8)          *                  *
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

Karin Klemm                     Common Stock                0              0%                 0%
9229 Sunset Blvd., Suite 830
Los Angeles, CA 90069

All Officers and Directors      Common Stock        7,042,000 (9)      10.21%              7.88%
As a Group (6 persons)

RHL Management, Inc. (10)       Common Stock        4,955,475           7.55%              5.76%
Roxbury Road
Los Angeles, CA 90069

Chaim Stern                     Common Stock        4,500,000           6.86%              5.23%
1880 East 26th Street
Brooklyn, NY 11229

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 26, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 65,621,025 shares issued and outstanding on April 26, 2005.

(3) Percentage based on 85,968,025 shares of common stock outstanding, assuming all shares being registered in the offering are sold.

(4) Includes 1,000,000 shares underlying currently exercisable options.

(5) Includes 1,000,000 shares underlying currently exercisable options.

(6) Includes 600,000 shares underlying currently exercisable options.

(7) Includes 315,000 shares underlying currently exercisable options.

(8) Includes 400,000 shares underlying currently  exercisable options and 50,000
shares  underlying  currently   exercisable  options  owned  by  Alpha  Spectrum
Investments, LLC, of which Mr. Erickson is deemed a beneficial owner.

(9) Includes 3,365,000 shares underlying currently exercisable options.

(10) Rick Langley has investment and voting control over the shares owned by RHL Management, Inc.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     We are authorized to issue up to 250,000,000 shares of common stock, par value $.001. As of April 26, 2005, there were 65,621,025 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED STOCK

     We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $.001. The 10,000,000 shares of Preferred Stock authorized are undesignated as to preferences, privileges and restrictions. As the shares are issued, the Board of Directors must establish a "series" of the shares to be issued and designate the preferences, privileges and restrictions applicable to that series. To date, the Board has designated a Founders' Series of Convertible Preferred Stock, which, in six months from the date of issuance, shall be convertible at the option of the holder and upon our reaching certain financial objectives, into shares of our restricted Common Stock. Each share, when eligible, is convertible into 25 fully paid and non-assessable shares of our Common Stock, subject to a leak out agreement that extends the Rule 144 period to two years. Holders will be permitted to sell, after a one year holding period through a three year holding period, 1% of the issued and outstanding shares of our common stock every 90 days. This series has been authorized by the Board of Directors. On or about February 1, 2005, the Founders' Series of Preferred Stock was converted into 1,500,000 shares of our common stock. As of April 26, 2005, there were no shares of preferred stock issued and outstanding.

OPTIONS

     There are currently options outstanding that have been issued to our officers and directors to purchase 3,365,000 shares of our common stock pursuant to our Professional/Employee/Consultant Compensation Plan and employment agreements.

WARRANTS

     In connection with the sale of convertible promissory notes in December 2004, we issued 2,930,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share.

     In addition, in connection with a private placement offering in January and February of 2005, we have issued 14,722,000 warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share.

     We also have outstanding 285,000 warrants exercisable at $0.10 per share, 5,000 warrants exercisable at $0.20 per share, 1,500,000 warrants exercisable at $0.60 per share, 750,000 warrants exercisable at $0.70 per share and 155,000 warrants exercisable at $0.75 per share.

CONVERTIBLE SECURITIES

     To obtain funding for our ongoing operations, we sold $1,465,000 in convertible promissory notes to 13 investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. On January 28, 2005, we closed upon a private placement transaction in excess of $1 million, and on February 2, 2005, the promissory notes were converted into an aggregate of 2,930,000 shares of common stock. This prospectus includes the resale of the common stock issued upon conversion of the promissory notes.

     To obtain funding for our ongoing operations, we conducted a private placement offering in January and February 2005, in which we sold $7,361,000 of 10% Secured Convertible Promissory Notes to 61 investors. The 10% Secured Convertible Promissory Notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. This prospectus includes the resale of the common stock to be issued upon conversion of the 10% Secured Convertible Promissory Notes.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     o an exchange distribution in accordance with the rules of the applicable exchange;
     o    privately-negotiated transactions;
     o short sales that are not violations of the laws and regulations of any state or the United States;
     o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     o    through the writing of options on the shares;
     o    a combination of any such methods of sale; and
     o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. Vertical Capital Partners, Inc., a registered broker-dealer; Michael Morris, Susan Diamond; Ronald Heineman and Michael Gochman; all of whom are employees of Vertical Capital Partners, are an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. Further, the other selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters." In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and
     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

     o obtain financial information and investment experience objectives of the person; and
     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and
     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholder, none of the selling stockholder will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

     For the table set forth below, the following persons have investment and voting control over the shares owned by the respective entities:

   -------------------------------------------- --------------------------------
   Entity                                       Control Person
   -------------------------------------------- --------------------------------

   -------------------------------------------- --------------------------------
   Allied International Fund                    Rosemarie DePalo
   -------------------------------------------- --------------------------------
   AS Capital Partners                          Michael Coughlan
   -------------------------------------------- --------------------------------
   Avonwoods Ltd.                               C. Rand
   -------------------------------------------- --------------------------------
   Basso Private Opportunity Holding Fund Ltd.  Howard I. Fischer
   -------------------------------------------- --------------------------------
   Basso Multi-Strategy Holding Fund Ltd.       Howard I. Fischer
   -------------------------------------------- --------------------------------
   F Berdon Comp.                               Frederick Berdon
   -------------------------------------------- --------------------------------
   Beston Worldwide Ltd                         Michael Ben-Jacob
   -------------------------------------------- --------------------------------
   Blumfield Investments                        M. Kraus
   -------------------------------------------- --------------------------------
   Brighton Capital                             Jeffery Wolin
   -------------------------------------------- --------------------------------
   Clear Mountain Holdings                      Raul Garrido Garibaldo
   -------------------------------------------- --------------------------------
   The Condor Group, LLC                        Robert Lowinger
   -------------------------------------------- --------------------------------
   Consultants and Advisors NJB, Inc.           Gary Schonwald
   -------------------------------------------- --------------------------------
   Cordilliera Funds                            Stephen J. Carter
   -------------------------------------------- --------------------------------
   DC Capital                                   Craig Kirsch
   -------------------------------------------- --------------------------------
   Double U Master Fund                         David Sims
   -------------------------------------------- --------------------------------
   Equilibrium Solutions                        Johnny Vage
   -------------------------------------------- --------------------------------
   First London Finance, Ltd.                   Moshe Grauman
   -------------------------------------------- --------------------------------
   Galileo Asset Management, SA                 Marie-Christine Wright,
                                                John Sauickie and John Wright
   -------------------------------------------- --------------------------------
   Gemini Master Funds                          Steve Winters
   -------------------------------------------- --------------------------------
   Global Asset Management                      Robert Fallah
   -------------------------------------------- --------------------------------
   Goldenberg & Hirsch Properties               Leo Hirsch
   -------------------------------------------- --------------------------------
   GSSF Master Fund                             E.B. Lyon IV
   -------------------------------------------- --------------------------------
   Guerilla IRA L.P.                            Leigh Curry
   -------------------------------------------- --------------------------------
   Hirsch Family Foundation                     Leo Hirsch
   -------------------------------------------- --------------------------------
   ID Federman Holdings LTD                     Iris Federman
   -------------------------------------------- --------------------------------

   -------------------------------------------- --------------------------------
   Ivelocity Fund                               Scott Parent
   -------------------------------------------- --------------------------------
   KA Steel Chemical                            Kenneth Steel Jr.
   -------------------------------------------- --------------------------------
   Livingston Ventures, LLC                     Ronald Heineman
   -------------------------------------------- --------------------------------
   Lone Star Equity                             Mark A. Bogina
   -------------------------------------------- --------------------------------
   Marina Ventures                              Michael Hartstein
   -------------------------------------------- --------------------------------
   Melton Management                            Yehuda Breitkops
   -------------------------------------------- --------------------------------
   Odin Partners LP                             John A. Gibbons
   -------------------------------------------- --------------------------------
   Omega Capital Small Cap                      Abraham Sylverin
   -------------------------------------------- --------------------------------
   P.R. Diamonds                                Pinkus Reisz
   -------------------------------------------- --------------------------------
   Provident Master Fund                        Steven Winters
   -------------------------------------------- --------------------------------
   Rock Capital Partners, LLC                   Howard Chalfin
   -------------------------------------------- --------------------------------
   Salzwedel Financial Communications, Inc.     Jeff Salzwedel
   -------------------------------------------- --------------------------------
   San Rafael Consulting Group, LLC             Isabelle H. Wright and
                                                John Wright
   -------------------------------------------- --------------------------------
   Rabbi Scheinerman KBY LLC                    Rabbi Schenerman
   -------------------------------------------- --------------------------------
   Sichenzia Ross Friedman Ference LLP          Greg  Sichenzia,   Marc  Ross,
                                                Richard  Friedman  and
                                                Michael Ference
   -------------------------------------------- --------------------------------
   Spencer Edwards, Inc.                        Thomas Kaufman
   -------------------------------------------- --------------------------------
   Starboard Capital Markets, LLC               James Dotzman
   -------------------------------------------- --------------------------------
   Steel Harbor Holdings                        Mark Step
   -------------------------------------------- --------------------------------
   Stonestreet, LP                              Michael Finkelstein
   -------------------------------------------- --------------------------------
   Vertical Capital Partners, Inc.              Robert DePalo
   -------------------------------------------- --------------------------------
   Vestal Venture Capital                       Allan Lyons
   -------------------------------------------- --------------------------------
   Whalehaven                                   Evan Schemenauer
   -------------------------------------------- --------------------------------
   Wolfson Trust                                Franchesca Wolfson
   -------------------------------------------- --------------------------------

                                                 Beneficial Ownership                                       Beneficial Ownership
                                                 Prior to Offering (1)                                         After Offering (1)
Name of Selling Security Holder               Shares         Percentage (2)       Shares Offered           Shares     Percentage (2)
-----------------------------------------------------------------------------------------------------------------------------------
Allied International Fund                      1,237,500              1.89%          1,237,500                     0             *
AS Capital Partners                              100,000                  *            100,000 (3)                 0             *
Avonwoods Ltd.                                   800,000              1.21%            800,000 (3)                 0             *
Evan B. Azriliant                                100,000                  *            100,000 (3)                 0             *
Mordechai Bank                                   200,000                  *            200,000 (3)                 0             *
Judith Barclay                                   400,000                  *            400,000 (3)                 0             *
Jack Basch                                       600,000                  *            600,000 (3)                 0             *
Basso Private Opportunity Holding
Fund Ltd.                                        630,000                  *            630,000 (3)                 0             *
Basso Multi-Strategy Holding Fund
Ltd.                                           2,370,000              3.55%          2,370,000 (3)                 0             *
Lon E Bell                                        60,000                  *             60,000 (4)                 0             *
F Berdon Comp.                                   200,000                  *            200,000 (3)                 0             *
Beston Worldwide Ltd                              67,500                  *             67,500 (4)                 0             *
Robert R. Blakely                                 33,334                  *             33,334                     0             *
Blumfield Investments                            400,000                  *            400,000 (3)                 0             *
Doug Bowen                                       138,750                  *            138,750 (5)                 0             *
Brighton Capital                                  46,750                  *             46,750                     0             *
Salvatore Cantatore                              112,500                  *            112,500 (6)                 0             *
Jaime Cardona                                    100,000                  *            100,000                     0             *
Andrea Cataneo                                   250,000                  *            250,000                     0             *
Notzer Chesed                                    400,000                  *            400,000 (3)                 0             *
Clear Mountain Holdings                          300,000                  *            300,000 (3)                 0             *
David Cohen                                      200,000                  *            200,000 (3)                 0             *
The Condor Group, LLC                              8,250                  *              8,250                     0             *
Consultant and Advisors NJB, Inc.                145,000                  *            145,000                     0             *
Cordilliera Funds                              1,000,000              1.51%          1,000,000 (3)                 0             *
Adrian Davidescu                                 400,000                  *            400,000 (3)                 0             *
Jacob and Linda Davidowitz JTWROS                800,000              1.21%            800,000 (3)                 0             *
DC Capital                                        60,000                  *             60,000 (4)                 0             *
David and Jeanette Defoto JTWROS                 200,000                  *            200,000 (3)                 0             *
Robert DePalo Jr.                                 20,000                  *             20,000                     0             *
Susan Diamond                                      5,000                  *              5,000                     0             *
Joseph Digiacamo                                  50,000                  *             50,000 (3)                 0             *
Double U Master Fund                             800,000              1.21%            800,000 (3)                 0             *
Richard Durkee                                    27,000                  *             27,000                     0             *
Asher Avishay Ephrathi                         1,040,230              1.58%          1,040,230 (7)                 0             *
Equilibrium Solutions                            100,000                  *            100,000 (3)                 0             *
Douglas Falkner                                  120,000                  *            120,000                     0             *
Jeanine Fehn                                     240,000                  *            240,000 (3)                 0             *
First London Finance, Ltd.                     1,250,000              1.90%          1,250,000                     0             *
Frederick Frank                                  110,000                  *            110,000 (8)                 0             *
Galileo Asset Management, SA                     157,000                  *            157,000                     0             *
Charles Gargano                                   62,500                  *             62,500 (7)                 0             *
Gemini Master Funds                              200,000                  *            200,000 (3)                 0             *
Nicholas Giustino                                133,750                  *            133,750 (8)                 0             *


                                       50

Michael Glazer                                    16,875                  *             16,875 (10)                0             *
Global Asset Management                        1,257,500              1.92%          1,257,500                     0             *
Michael Gochman                                   36,750                  *             36,750                     0             *
Rochelle Gold                                    600,000                  *            600,000 (3)                 0             *
Harold Goldenberg                                400,000                  *            400,000 (3)                 0             *
Goldenberg & Hirsch Properties                   400,000                  *            400,000 (3)                 0             *
Mary Anne Gray                                    60,000                  *             60,000 (11)                0             *
Scott R. Griffith                                 33,333                  *             33,333                     0             *
Eugene Gross                                     400,000                  *            400,000 (3)                 0             *
Wayne Grubb                                       67,500                  *             67,500 (4)                 0             *
GSSF Master Fund                               1,000,000              1.51%          1,000,000 (3)                 0             *
Guerilla IRA L.P.                                115,000                  *            115,000 (4)                 0             *
Paul Reyes-Guerra                                 31,250                  *             31,250 (12)                0             *
Michael Hamblett                                  84,060                  *             84,060                     0             *
Ronald Heineman                                   22,000                  *             22,000                     0             *
Joseph Henn                                       15,000                  *             15,000 (10)                0             *
Hirsch Family Foundation                         160,000                  *            160,000 (3)                 0             *
Leo Hirsch                                       240,000                  *            240,000 (3)                 0             *
ID Federman Holdings LTD                         600,000                  *            600,000 (3)                 0             *
Joseph Iorio                                     100,000                  *            100,000 (3)                 0             *
Thomas Iovino                                    200,000                  *            200,000 (3)                 0             *
Ivelocity Fund                                   135,000                  *            135,000 (13)                0             *
William L. Jiler                                  16,875                  *             16,875 (9)                 0             *
KA Steel Chemical                                 33,750                  *             33,750 (13)                0             *
Ahmed Kareem                                      10,500                  *             10,500                     0             *
Jeffery Kessler                                   33,750                  *             33,750 (14)                0             *
Tibor Klein                                      720,000              1.09%            720,000 (3)                 0             *
Yisreal Klein                                    200,000                  *            200,000 (3)                 0             *
Yossi Kraus                                      100,000                  *            100,000 (3)                 0             *
Alexander J. Lapatka                              67,500                  *             67,500 (4)                 0             *
Livingston Ventures, LLC                         170,000                  *            170,000                     0             *
Lone Star Equity                                 400,000                  *            400,000 (3)                 0             *
Jason Lyons                                       57,000                  *             57,000                     0             *
Michael Mangan                                   100,000                  *            100,000 (3)                 0             *
Tony Manual                                      200,000                  *            200,000 (3)                 0             *
Marina Ventures                                  195,000                  *            195,000                     0             *
Paul Masters IRA                                 200,000                  *            200,000 (3)                 0             *
Melton Management                                400,000                  *            400,000 (3)                 0             *
Linda Michaels                                   250,000                  *            250,000                     0             *
Raymond Mikulich                                 335,000                  *            335,000 (15)                0             *
Kyle Morgan                                      200,000                  *            200,000 (3)                 0             *
Michael Morris                                    75,000                  *             75,000                     0             *
Houston Muthart                                  267,500                  *            267,500 (16)                0             *
Richard Neslund                                1,000,000              1.51%          1,000,000 (3)                 0             *
Michael Nizza                                     50,000                  *             50,000 (3)                 0             *
Marvin Numeroff                                  267,500                  *            267,500 (16)                0             *
Odin Partners LP                                  67,500                  *             67,500 (4)                 0             *
Eric Okamoto                                     493,880                  *            493,880 (17)                0             *
Omega Capital Small Cap                        1,200,000              1.81%          1,200,000 (3)                 0             *
Eileen Patterson                                  38,750                  *             38,750 (18)                0             *
Platinum Partners                                400,000                  *            400,000 (3)                 0             *
P.R. Diamonds                                    240,000                  *            240,000 (3)                 0             *
Joseph Prezioso                                  400,000                  *            400,000 (3)                 0             *
Arthur Priver                                    228,750                  *            228,750 (18)                0             *
Provident Master Fund                          1,200,000              1.81%          1,200,000 (3)                 0             *
Robert & Claudia Quinn JTWROS                     28,750                  *             28,750 (9)                 0             *
Avindam Rapaport                                 100,000                  *            100,000 (3)                 0             *
Kenneth Reichelle                                116,875                  *            116,875 (19)                0             *
Rock Capital Partners, LLC                       600,000                  *            600,000 (3)                 0             *

                                       51

Joseph Rozehzadeh                                400,000                  *            400,000 (3)                 0             *
Edward M Rotter                                3,320,000              4.93%          3,320,000 (20)                0             *
Angela Chen Sabella                              120,000                  *            120,000 (21)                0             *
Salzwedel Financial
Communications, Inc.                             365,000                  *            365,000                     0             *
San Rafael Consulting Group, LLC                  67,236                  *             67,236                     0             *
Frederick Sandvick                               200,000                  *            200,000 (3)                 0             *
Rabbi Scheinerman KBY LLC                        100,000                  *            100,000 (3)                 0             *
Joel Schindler                                   100,000                  *            100,000 (3)                 0             *
Shatashvili Sharona                              200,000                  *            200,000 (3)                 0             *
Jesse B. Shelmire IV                              33,333                  *             33,333                     0             *
Sichenzia Ross Friedman Ference LLP              112,000                  *            112,000                     0             *
Jerry Silva                                    1,000,000              1.51%          1,000,000 (3)                 0             *
Jerry and Esther Soloman JTWROS                  800,000              1.21%            800,000 (3)                 0             *
Anthony Spatacco                                  42,030                  *             42,030                     0             *
Spencer Edwards, Inc.                              8,000                  *               8,00                     0             *
Starboard Capital Markets, LLC                    42,030                  *             42,030                     0             *
Steel Harbor Holdings                            170,000                  *            170,000                     0             *
Kenneth Steel Jr.                                 33,750                  *             33,750 (13)                0             *
Chaim Stern                                    3,000,000              4.47%          3,000,000 (3)                 0             *
Alexander Stolin                                 200,000                  *            200,000 (3)                 0             *
Stonestreet, LP                                  600,000                  *            600,000 (22)                0             *
Richard Swier Jr.                                 60,000                  *             60,000 (3)                 0             *
Stewart Taylor                                    33,750                  *             33,750 (13)                0             *
Marcovich Tibo                                   100,000                  *            100,000 (3)                 0             *
Doron Rafael Toledano                             56,735                  *             56,735                     0             *
Ester Tuman                                       67,500                  *             67,500 (4)                 0             *
Alex Verjovski                                   200,000                  *            200,000 (3)                 0             *
Vertical Capital Partners, Inc.                  165,750                  *            165,750                     0             *
Vestal Venture Capital                            67,500                  *             67,500 (4)                 0             *
Sem Victori                                      240,000                  *            240,000 (3)                 0             *
Whalehaven                                     1,150,000              1.74%          1,150,000 (23)                0             *
Phil Westridge                                    33,750                  *             33,750 (15)                0             *
Peter Wieser                                     200,000                  *            200,000 (3)                 0             *
Wolfson Trust                                     16,875                  *             16,875 (11)                0             *
Franchesca Wolfson                                16,875                  *             16,875 (11)                0             *
Eric Yaoz                                        320,000                  *            320,000 (3)                 0             *
Harry/Temy/Ark Zelcer                            200,000                  *            200,000 (3)                 0             *

     * Less than 1%

     (1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of April 26, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

     (2) Percentage prior to offering is based on 65,621,025 shares of common stock outstanding; percentage after offering is based on 85,968,025 shares of common stock outstanding, which assumes that all shares registered in the offering will be sold.

     (3) Of which 50% of such number of shares are issuable upon exercise of currently exercisable warrants.

     (4) Includes 60,000 shares of common stock underlying warrants.

     (5) Includes 85,000 shares of common stock underlying warrants.

     (6) Includes 90,000 shares of common stock underlying warrants.

     (7) Includes 115,000 shares of common stock underlying warrants.

     (8) Includes 55,000 shares of common stock underlying warrants.

     (9) Includes 80,000 shares of common stock underlying warrants.

     (10) Includes 15,000 shares of common stock underlying warrants.

     (11) Includes 52,500 shares of common stock underlying warrants.

     (12) Includes 27,500 shares of common stock underlying warrants.

     (13) Includes 120,000 shares of common stock underlying warrants.

     (14) Includes 30,000 shares of common stock underlying warrants.

     (15) Includes 220,000 shares of common stock underlying warrants.

     (16) Includes 160,000 shares of common stock underlying warrants.

     (17) Includes 232,000 shares of common stock underlying warrants.

     (18) Includes 35,000 shares of common stock underlying warrants.

     (19) Includes 65,000 shares of common stock underlying warrants.

     (20) Includes 1,720,000 shares of common stock underlying warrants.

     (21) Includes 120,000 shares of common stock underlying warrants.

     (22) Includes 600,000 shares of common stock underlying warrants.

     (23) Includes 650,000 shares of common stock underlying warrants.

                                  LEGAL MATTERS

     Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby. Sichenzia Ross Friedman Ference LLP is also the owner of 112,000 shares of our common stock, which are included in this registration statement. Andrea Cataneo, a partner of Sichenzia Ross Friedman Ference LLP is the owner of 250,000 shares of our common stock, which are included in this registration statement.

                                     EXPERTS

     Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at September 30, 2004 and 2003 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Applied DNA Sciences, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

     We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                           APPLIED DNA SCIENCES, INC.
                          INDEX TO FINANCIAL STATEMENTS

For the Years Ended September 30, 2004 and September 30, 2003

         Report of Independent Registered Public Accounting Firm                        F-1
         Consolidated Balance Sheet                                                     F-2
         Consolidated Statement of Losses for the year ended September
                  30, 2004 and 2003 and the period September 16, 2002
                  (date of inception) to September 30, 2004                             F-3
         Consolidated Statement of Deficiency in Stockholders' Equity
                  for the period September 16, 2002 (date of inception) to
                  September 30, 2004                                                    F-4 to F-11
         Consolidated Statements of Cash Flows for the year ended
                  September 30, 2004 and 2003, and the period
                  September 16, 2002 (date of inception) to September 30, 2004          F-12
         Notes to Consolidated Financial Statements                                     F-13 to F-34

For the Three Months Ended December 31, 2004 and December 31, 2003

      Condensed Balance Sheets December 31, 2004 (Unaudited)
                  and December 31, 2003                                                 F-35
         Condensed Statements of Losses for the three months ended
                  December 31, 2004 and 2003 (Unaudited)                                F-36
         Condensed Statements of Deficiency in Stockholders' Equity
                  for the date of inception through December 31, 2004 (Unaudited)       F-37 to F-46
         Condensed Statements of Cash Flows For the three months
                  ended December 31, 2004 and 2003 (Unaudited)                          F-47
         Notes to the Condensed Financial Statements (Unaudited)                        F-48 to F-65


                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

          REPORT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
Applied DNA Sciences, Inc.
Los Angeles, California

     We have audited the accompanying consolidated balance sheets of Applied DNA Sciences, Inc. (a development stage company) as of September 30, 2004 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the years ended September 30, 2004 and 2003 and the period September 16, 2002 (date of inception) through September 30, 2004. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

     We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB) (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied DNA Sciences , Inc. (a development stage company) at September 30, 2004 and the results of its operations and its cash flows for the years ended September 30, 2004 and 2003, and the period September 16, 2002 (date of inception) through September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note K to the accompanying financial statements, the Company is in the development stage and has not established a source of revenues. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                  /s/ RUSSELL BEDFORD Stefanou MIRCHANDANI LLP
                  --------------------------------------------
                      Russell Bedford Stefanou Mirchandani LLP
                      Certified Public Accountants
McLean, Virginia
January 11, 2005

                           APPLIED DNA SCIENCES , INC
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEET

                                                                                      September 30, 2004
                                       ASSETS
Current Assets:
Cash                                                                                              $  1,832
                                                                                               ------------
       Total Current Assets                                                                          1,832


Property, Plant and Equipment (Note A)                                                              29,507
Less: accumulated depreciation                                                                      (1,405)
                                                                                               ------------
       Total Property, Plant and Equipment                                                          28,102

Other Assets:
Deposits                                                                                            23,559
Intangible assets (net of accumulated amortization of $1,756) (Note A)                              28,154
                                                                                               ------------
       Total Other Assets                                                                           51,713
                                                                                                  $ 81,647
                                                                                               ============
                 LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities                                                       $ 1,770,379
Accrued expenses - related parties (Note D)                                                        117,333
Convertible notes payables  (Note F)                                                             1,625,000
Due to related parties (Note D)                                                                    111,943
Note payable -related parties  (Note C)                                                          1,163,500
                                                                                               ============
    Total  Current  Liabilities                                                                  4,788,155
                                                                                               ============

Commitments and contingencies (Note J)

DEFICIENCY IN STOCKHOLDERS' EQUITY: (Note E)
Convertible Preferred Stock, par value $0.001 per share; 10,000,000 shares
authorized; 60,000 shares issued and outstanding at September 30, 2004                                   6
Common Stock, par value $0.50 per share; 100,000,000 authorized;
23,981,054 shares issued and outstanding at September 30, 2004                                  11,990,527
Additional paid in capital                                                                       6,118,993
                                                                                               ============
Common stock subscribed                                                                             (1,000)
Deficit accumulated during development stage                                                   (22,815,034)
                                                                                               ============
      Total deficiency in stockholders' equity                                                  (4,706,508)
                                                                                               $    81,647
                                                                                               ------------

           See accompanying notes to consolidated financial statements

                           APPLIED DNA SCIENCES , INC.
                         ( A development stage company)
                        CONSOLIDATED STATEMENT OF LOSSES





                                                                                                    For the Period
                                                                                                September 16, 2002
                                                     For the Year Ended  For the YearEnded      (Date Of Inception)
                                                          September 30,       September 30,   through September 30,
                                                                   2004               2003                     2004
                                                         ---------------     --------------   ----------------------

Operating expenses:
    General and administrative                           $   17,580,098      $   3,468,363            $  21,060,073
                                                         ---------------     --------------   ----------------------
   Depreciation and Amortization                                  3,161                  -                    3,161
                                                         ---------------     --------------   ----------------------
      Total expenses                                         17,583,259          3,468,363               21,063,234
                                                         ---------------     --------------   ----------------------
Loss from operations                                        (17,583,259)        (3,468,363)             (21,063,234)
                                                         ---------------     --------------   ----------------------
Other income(expense)                                             1,385             25,000                   26,385

Interest (expense)                                           (1,776,385)            (1,801)              (1,778,186)
Income (taxes) benefit                                                -                  -                        -
                                                         ---------------     --------------   ----------------------
Net loss                                                 $  (19,358,259)     $  (3,445,164)          $  (22,815,035)
                                                         ===============     ==============   ======================
Basic and diluted loss per common share (Note H)         $        (0.93)     $       (0.27)                     n/a
                                                         ===============     ==============   ======================
Weighted average common shares outstanding                   20,819,700         12,955,358                      n/a
                                                         ---------------     --------------   ----------------------

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004

                                                                                                          Deficit
                                                                      Additional                          Accumulated
                                         Preferred                      Paid in    Common        Stock      During
                               Preferred  Shares   Common Common Stock  Capital    Stock      Subscription Development
                                Shares    Amount   Shares   Amount      Amount    Subscribed    Receivable   Stage          Total
                               --------  -------- -------- ---------   --------   ------------  ---------- ----------    -----------
Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share          -    $ -      100,000  $ 10        $  990         -         $   -         $  -         $  1,000

Net Loss                            -      -            -     -             -         -             -      (11,612)         (11,612)
                               --------  -------- -------- ---------   --------   ------------  ---------- ----------    -----------
Balance at September 30,
2002                                -      -      100,000    10           990         -             -      (11,612)         (10,612)
Issuance of common stock
in connection with merger
with Prohealth Medical
Technologies , Inc on
October 1, 2002                     -      -   10,178,352 1,018             -         -             -            -            1,000
Cancellation of Common
stock in connection with
merger with Prohealth
Medical Technologies ,
Inc on October
21, 2002                            -      -     (100,000)   10        (1,000)        -             -            -           (1,000)
Issuance of common stock
in exchange for services
in October 2002 at $ 0.65
per share                           -      -      602,000    60        39,070         -             -            -           39,130
Issuance of common stock in
exchange for subscription
in November and December
2002 at $ 0.065 per share           -      -      876,000    88        56,852         -       (56,940)           -                -
Cancellation of  common
stock in January 2003
previously issued  in
exchange for consulting
services                            -      -     (836,000)  (84)      (54,264)        -        54,340            -                -
Issuance of common stock
in exchange for licensing
services valued
at $ 0.065 per share in
January  2003                       -      -    1,500,000   150        97,350         -             -            -           97,500
Issuance of common stock
in exchange
for consulting services
valued at $ 0.13 per share
in January  2003                    -      -      586,250    58        76,155         -             -            -           76,213
Issuance of common stock
in exchange
for consulting services
at $ 0.065 per
share in February  2003             -      -        9,000     1           584         -             -            -              585
Issuance of common stock
to Founders 1in exchange
for services valued at
$0.0001  per share in
March 2003                          -      -   10,140,000 1,014             -         -             -            -            1,014
Issuance of  common stock
in exchange for consulting
services valued at
$2.50 per share in March 2003       -      -       91,060     9       230,625         -             -            -          230,634

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)

                                                                                                             Deficit
                                                                      Additional                            Accumulated
                                         Preferred                      Paid in  Common         Stock         During
                               Preferred  Shares   Common Common Stock  Capital   Stock      Subscription   Development
                                Shares    Amount   Shares   Amount      Amount  Subscribed     Receivable     Stage        Total
                              ---------   -------  ---------- -------   --------   ----------   ----------    -------     --------
Issuance of common stock in
exchange for consulting
services valued at  $
0.065 per share in March 2003       -    -        6,000         1     389             -             -            -              390
Common stock subscribed in
exchange for cash at $1 per
share in March 2003                 -    -            -         -  18,000             -             -            -           18,000
Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003              -    -      860,000        86  55,814             -             -            -           55,900
Common stock issued in
exchange for
cash at $ 1.00 per share
on April 9, 2003                    -    -       18,000         2       -             -             -            -                2
Common stock issued in
exchange for
consulting services at $
0.065 per
share on April 9, 2003              -    -        9,000         1     584             -             -            -              585
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share on April 23, 2003             -    -        5,000         1  12,499             -             -            -           12,500
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share, on June 12, 2003             -    -       10,000         1  24,999             -             -            -           25,000
Common stock issued in
exchange for
cash at $ 1.00 per share
on June 17, 2003                    -    -       50,000         5  49,995             -             -            -           50,000
Common stock subscribed
in exchange
for cash at $ 2.50 per
share pursuant
to private placement
on June 27, 2003                    -    -            -         -       -             -        24,000            -           24,000
Common stock retired in
exchange for note payable
at $0.0118 per share,
on June 30, 2003                    -    -   (7,500,000)     (750)    750             -             -            -                -
Common stock issued in
exchange for
consulting services at
$0.065 per
share, on June 30, 2003             -    -      270,000        27  17,523             -             -            -           17,550
Common stock  subscribed
in exchange for cash at
$ 1.00 per share pursuant
to private placement on
June 30, 2003                       -    -            -         -       -        10,000             -            -           10,000
Common stock  subscribed
in exchange for cash at
$ 2.50 per share pursuant
to private placement on
June 30, 2003                       -    -            -         -       -        24,000             -            -           24,000
Common stock issued in
exchange for consulting
services at approximately
$2.01 per share, July 2003          -    -      213,060        21 428,797             -             -            -          428,818

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)

                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                         Preferred            Common     Paid in    Common         Stock      During
                               Preferred  Shares   Common     Stock      Capital    Stock      Subscription   Development
                                Shares    Amount   Shares     Amount     Amount    Subscribed   Receivable    Stage          Total
                              ---------   -------  ---------- -------   --------   ----------   ----------    -------     --------

Common stock canceled
in July 2003,
previously issued for
services rendered  at
$2.50 per share               -           -      (24,000)            (2)    (59,998)       -         -                -     (60,000)
Common stock issued
in exchange for
options exercised at
$1.00 in July 2003            -           -       20,000              2      19,998        -         -                -      20,000
Common stock issued
in exchange for
exercised of options
previously
subscribed at $1.00 in
July 2003                     -           -       10,000              1       9,999  (10,000)        -                -           -
Common stock issued in
exchange for
consulting services at
approximately
$2.38 per share,
August 2003                   -           -      172,500             17     410,913        -         -                -     410,931
Common stock issued in
exchange for
options exercised at
$1.00 in August 2003          -           -       29,000              3      28,997        -         -                -      29,000
Common stock issued
in exchange for
consulting services
at approximately
$2.42 per share,
September 2003                -           -      395,260             40     952,957        -         -                -     952,997
Common stock issued
in exchange  for
cash at $2.50 per
share-subscription
payable-September 2003        -           -       19,200              2      47,998  (48,000)        -                -           -
Common stock issued in
exchange for
cash at $2.50 per
share pursuant to
private placement
September 2003                -           -        6,400              1      15,999        -         -                -      16,000
Common stock issued in
exchange for
options exercised at
$1.00 in  September 2003      -           -       95,000             10      94,991        -         -                -      95,000
Common stock subscription
receivable reclassification
adjustment
Common Stock subscribed to
at $2.50 per share in
September 2003                                         -              -           -        -     2,600                -       2,600



Net Loss for the year
ended September 30, 200                                -              -           -  300,000         -                -     300,000

Balance at September 30,
2003                          -           -            -              -           -        -         -       (3,445,164) (3,445,164)
                         --------   --------  -----------      -------- ----------- --------- ---------   ------------- -----------
                              -         $ -   17,811,082       $  1,781  $2,577,568 $300,000   $     -      $(3,456,776)  $(577,427)
                         ========   ========  ===========      ======== =========== ========= =========   ============= ============

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)

                                                                                                              Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Preferred shares issues
in exchange for services
at $25.00 per share,
October 2003                1500        15                                                                                       15
Common stock issued in
exchange for consulting
services at
approximately $2.85 per
share, October 2003                              287,439          29        820,389          -           -           -      820,418
Common stock issued in
exchange  for cash at
$2.50 per
share-subscription
payable-October 2003                             120,000          12        299,988   (300,000)          -           -            -
Common stock canceled
in October 2003,
previously issued for
services rendered  at
$2.50 per share                                 (100,000)        (10)      (249,990)          -          -           -     (250,000)
Common stock issued in
exchange for consulting
services at approximately
$3 per share,
November 2003                                    100,000          10        299,990           -          -           -      300,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
November, 2003                                   100,000          10        249,990           -          -           -      250,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
December, 2003                                     6,400           1         15,999           -          -           -       16,000
Common stock issued in
exchange for consulting
services at approximately
$2.59   per share,
December 2003                                  2,125,500         213      5,504,737           -          -           -    5,504,950
Common Stock subscribed to
at $2.50 per share in
December 2003                                          -           -              -     104,000          -           -      104,000
Beneficial conversion
feature relating
to notes payable                                       -           -      1,168,474           -          -           -    1,168,474
Beneficial conversion
feature relating
to warrants                                            -           -        206,526           -          -           -      206,526
Adjust common stock par
value from $0.0001 to
$0.50 per share, per
amendment of articles
dated Dec 2003                                         -  10,223,166    (10,223,166)          -          -           -            -
Common Stock issued
pursuant to subscription
at $2.50 share in Jan 2004                        41,600      20,800         83,200    (104,000)         -           -            -
Common stock issued in
exchange for consulting
services at $2.95 per
share, Jan 2004                                   13,040       6,520         31,948           -          -           -       38,468
Common stock issued in
exchange for consulting
services at $2.60 per
share, Jan 2004                                  123,000      61,500        258,300           -          -           -      319,800
Common stock issued in
exchange for consulting
 services at $3.05 per
share, Jan 2004                                    1,000         500          2,550           -          -           -        3,050

           See accompanying notes to consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)
                                     Deficit

                                                                                                              Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------

Common stock issued in
exchange for employee
services at $3.07 per
share, Feb 2004                                    6,283       3,142         16,147           -          -           -       19,288
Common stock issued in
exchange for consulting
services at $3.04 per
share, Mar 2004                                   44,740      22,370        113,640           -          -           -      136,010
Common Stock issued for
options exercised at
$1.00 per share in Mar
2004                                              55,000      27,500         27,500           -          -           -       55,000
Common stock issued in
exchange for employee
services at $3.00 per
share, Mar 2004                                    5,443       2,722         13,623           -          -           -       16,344

           See accompanying notes to consolidated financial statements


                                      F-8

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)
                                     Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Common stock issued in
exchange for employee
services at $3.15 per
share, Mar 2004                                  5,769          2,885         15,293       -              -       -        18,177
Preferred shared
converted to common
shares for consulting
services at $3.00per
share, Mar 2004              5000      5       125,000         62,500        312,500       -              -       -       374,995
Common stock issued in
exchange for employee
services at $3.03 per
share, Mar 2004                                  8,806          4,403         22,236       -              -       -        26,639
Common Stock issued
pursuant to
subscription at $2.50
per share in Mar. 2004                          22,500         11,250         (9,000)      -              -       -         2,250
Beneficial Conversion
Feature relating
to Notes Payable                                     -              -        122,362       -              -       -       122,362
Beneficial Conversion
Feature relating
to Warrants                                          -              -        177,638       -              -       -       177,638
Common stock issued in
exchange for consulting
services at $2.58 per
share, Apr 2004                                  9,860          4,930         20,511       -              -       -        25,441
Common stock issued in
exchange for consulting
services at $2.35 per
share, Apr 2004                                 11,712          5,856         21,667       -              -       -        27,523
Common stock issued in
exchange for consulting
services at $1.50 per
share, Apr 2004                                367,500        183,750        367,500       -              -       -       551,250
Common stock returned
to treasury at
$0.065 per share,
Apr 2004                                       (50,000)       (25,000)        21,750       -              -       -        (3,250)
Preferred stock
converted to common
stock for consulting
services at $1.01
per share in May 2004        4000      4       100,000         50,000         51,250       -              -       -       101,246
Common stock issued per
subscription May 2004                           10,000          5,000         (4,000)      -         (1,000)      -             -
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                              137,000         68,500         50,913       -              -       -       119,413
Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                               26,380         13,190         17,147       -              -       -        30,337
Common stock returned to
treasury at $0.065 per
share, Jun 2004                                 (5,000)        (2,500)         2,175       -              -       -          (325)


           See accompanying notes to consolidated financial statements

                                      F-9

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)
                                     Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                              270,500         135,250      45,310           -         -            -      180,560
Common stock issued in
exchange for consulting
services at $0.89 per
share in June 2004                                8,000           4,000       3,120           -         -            -        7,120
Common stock issued in
exchange for consulting
services at $0.65 per
share in June 2004                               50,000          25,000       7,250           -         -            -       32,250
Common stock issued
pursuant to private
placement at $1.00
per share in June 2004                          250,000         125,000     125,000           -         -            -      250,000
Common stock issued in
exchange for consulting
services at $0.54 per
share in July 2004                              100,000          50,000       4,000           -         -            -       54,000
Common stock issued in
exchange for consulting
services at $0.72 per
share in July 2004                                5,000           2,500       1,100           -         -            -        3,600
Common stock issued in
exchange for consulting
services at $0.47 per
share in July 2004                              100,000          50,000      (2,749)          -         -            -       47,251
Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                            100,000          50,000     (11,000)          -         -            -       39,500
Preferred stock converted
to common stock for
consulting services at
$0.39 per share in
August 2004                  (2000)   (2)        50,000          25,000      (5,500)          -         -            -       19,498


           See accompanying notes to consolidated financial statements

                                      F-10

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
          CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                               SEPTEMBER 30, 2004
                                   (Continued)
                                     Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------



Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                            100,000          50,000         250                                          50,250
Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                            200,000         100,000      12,500           -         -            -      112,500
Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                             92,500          46,250      (8,787)          -         -            -       37,463
Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004                       1,000,000         500,000      17,500           -         -            -      517,500
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004                           5,000           2,500        (212)          -         -            -        2,288
Common stock issued
pursuant to subscription
at  $0.50 per share in
September 2004                                   40,000          20,000           -           -         -            -       20,000
Preferred shares
converted to common
stock for consulting
services at $0.41
per share in September
2004                       (4000)   (4)         100,000          50,000       4,000           -         -            -       53,996
Preferred shares issued
in exchange for service
at $25 per share in
September 2004            60,000     6                                    1,499,994                                       1,500,000
Warrants issued to
consultants in the
fourth quarter 2004                                                       2,019,862                                       2,019,862


Net Loss                                              -               -           -           -         -  (19,358,259) (19,358,259)

Balance at
September 30, 2004        60,000    $6       23,981,054      11,990,527   6,118,993           -    (1,000) (22,815,034)  (4,706,508)
                          ======    ==       ==========      ==========   =========      ========  ======= ============  ===========

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                               For the Period
                                                                                           September 16, 2002
                                                 For the Year Ended    For the Year Ended  (Date of Inception)
                                                   September 30,       September 30,        through September
                                                        2004                 2003                30, 2004
                                                     -------------     -------------         -------------
Cash Flows from operating activities:

Net loss from operating activities                   $ (19,358,259)     $(3,445,164)         $(22,815,034)
Adjustments to reconcile net loss to net
cash (used in) operating
activities:

Depreciation and amortization                                3,161                -                 3,161

Organizational expenses                                          -           88,500                88,500
Preferred shares issued in exchange for
service at $25 per share in September 2004               1,500,000                -             1,500,000
Warrants issued to consultants in the
fourth quarter 2004                                      2,019,862                -             2,019,862
Amortization of beneficial conversion
feature                                                  1,625,000                -             1,625,000
Common stock issued in exchange for
consultant services rendered                            10,105,382        2,292,350            12,397,732
Common stock canceled-previously issued for
services rendered                                         (285,575)               -              (285,575)
Changes in assets and liabilities:
Prepaid Expenses and Deposits                                    -                -                     -
Increase in-Other Assets                                         -          (13,890)              (13,890)
Increase (decrease) in:                                                                                 -
Increase in due related parties                             20,000          132,696               152,696
Accounts payable and accrued liabilities                 1,301,560          454,000             1,755,560
Net cash (used in) operating activities                 (3,068,719)        (491,509)           (3,571,838)

Cash flows from investing activities:
Payments for Patent Filing                                 (21,351)               -               (21,351)
Payments for security deposits                             (23,559)               -               (23,559)
Capital expenditures                                       (29,507)               -               (29,507)
Net cash (used in) investing activities                    (74,417)               -               (74,417)
Cash flows from financing activities:
Proceeds from sale of common stock, net of
cost                                                             -          432,000               432,000
Proceeds from subscription of common stock                 124,000                -               125,000
Proceeds from sale of options                               87,000          154,000               241,000
Net advances from shareholders                              (9,504)          98,980               100,088
Proceeds from loans                                      2,750,000                -             2,750,000
                                                     -------------     -------------         -------------
Net cash provided by financing activities                2,951,496          684,980             3,648,088
Increase (decrease) in cash and cash
equivalents                                               (191,640)         193,471                 1,832
Cash and cash equivalents, beginning of year               193,471                -                     -
Cash and cash equivalents, end of year
                                                     $       1,832      $   193,471          $      1,832
                                                     ==============     ============         =============
Supplemental Information:
  Cash paid during the period for interest           $           -      $         -          $          -
  Cash paid during the year for taxes                            -                -                     -

  Non cash disclosures:
Common stock issued for services
                                                     $  10,105,382      $ 2,292,350          $ 12,398,732
Amortization of beneficial conversion
feature                                              $   1,625,000      $         -          $  1,625,000
Common stock canceled-previously issued for
services rendered                                    $    (285,575)     $         -          $   (285,575)
Preferred shares issued in exchange for
service at $25 per share in September 2004               1,500,000                -             1,500,000
                                                     --------------    -------------         -------------
Warrants issued to consultants in the
fourth quarter 2004                                      2,019,862                -             2,019,862
                                                     --------------    -------------         -------------
Acquisition:
Common stock retained                                $           -      $     1,015           $     1,015
Assets acquired                                      $           -      $      (135)          $      (135)
                                                     --------------    -------------         -------------
Total consideration paid                             $           -      $       880           $       880
                                                     --------------    -------------         -------------
Organization expenses- note  issued in
exchange of  shares retired                          $           -      $    88,500           $    88,500

           See accompanying notes to consolidated financial statements

                           APPLIED DNA SCIENCES, Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of Nevada. The Company is in the development stage , as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the United States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2004, the Company has accumulated losses of $22,815,034.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

                          APPLIED DNA SCIENCES , Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At September 30, 2004 property and equipment consist of:

                                               September 30, 2004
                                               ------------------

Furniture                                            $   29,507
Accumulated depreciation                                  1,405
                                               ==================
Net                                                  $   28,102

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Net Loss Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material.

                           APPLIED DNA SCIENCES , Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2004 and for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note E):


                                                        For the Year Ended           For the Year Ended
                                                         September 30,2004           September 30, 2003
                                                        ------------------           -------------------
Net loss - as reported                                      $ (19,358,259)               $  (3,445,164)
Add: Total stock based employee compensation                            -                            -
expense as reported under intrinsic value method
(APB. No. 25)
Deduct: Total stock based employee compensation
expense as reported under fair value based method
(SFAS No. 123)                                                          -                            -
                                                        ------------------           -------------------
Net loss - Pro Forma                                        $ (19,358,259)               $  (3,445,164)
Net loss attributable to common stockholders -
Pro forma                                                   $ (19,358,259)               $  (3,445,164)
Basic (and assuming dilution) loss per share - as
reported                                                    $       (0.93)               $       (0.27)
Basic (and assuming dilution) loss per share -
Pro forma                                                   $       (0.93)               $       (0.27)

                                      F-15

                           APPLIED DNA SCIENCES , Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $22,815,034. during the period September 16, 2002 (date of inception) through September 30, 2004. The Company's current liabilities assets exceeded its current assets by $4,786,323 as of September 30, 2004.


Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company did not incur any research and development expenses from September 16, 2002 (date of inception) through September 30, 2004.

Advertising

The Company will follow a policy of charging the costs of advertising to expenses incurred. The Company incurred advertising costs of $125,758 and $0, respectively during the years ended September 30, 2004 and 2003, respectively.

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to ten years. We periodically evaluate the recoverability of intangible assets and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. All of our intangible assets are subject to amortization.

At September 30, 2004, intangible assets consist of:
                                                             September 30,
                                                                 2004

       Intangible assets                                        $ 29,910
       Accumulated amortization                                   (1,756)
                                                             -----------

       Net Intangible Assets                                    $ 28,154
                                                             ===========

                           APPLIED DNA SCIENCES , Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003



NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

New Accounting Pronouncements

In April 2003,  the FASB issued  Statement  of  Financial  Accounting  Standards
(SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS 150 establishes standards on the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The provisions of SFAS 150 are effective for financial instruments entered into or modified after May 31, 2003 and to all other instruments that exist as of the beginning of the first interim financial reporting period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Company's results of operations or financial position.

In  December  2003,  the FASB  issued a revision  of SFAS No.  132,  "Employers'
Disclosures About Pensions And Other Postretirement Benefits." This pronouncement, SFAS No. 132-R, expands employers' disclosures about pension plans and other post-retirement benefits, but does not change the measurement or recognition of such plans required by SFAS No. 87, No. 88, and No. 106. SFAS No. 132-R retains the existing disclosure requirements of SFAS No. 132, and requires certain additional disclosures about defined benefit post-retirement plans. Except as described in the following sentence, SFAS No. 132-R is effective for foreign plans for fiscal years ending after June 15, 2004; after the effective date, restatement for some of the new disclosures is required for earlier annual periods. Some of the interim-period disclosures mandated by SFAS No. 132-R (such as the components of net periodic benefit cost, and certain key assumptions) are effective for foreign plans for quarters beginning after December 15, 2003; other interim-period disclosures will not be required for the Company until the first quarter of 2005. Since the Company does not have any defined benefit post-retirement plans, the adoption of this pronouncement did not have any impact on the Company's results of operations or financial condition.


In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not believe the adoption of this Statement will have any immediate material impact on the Company.


In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

On December 16, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective as of the first interim period that begins after June 15, 2005. Accordingly, the Company will implement the revised standard in the third quarter of fiscal year 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements. Management is assessing the implications of this revised standard, which may materially impact the Company's results of operations in the third quarter of fiscal year 2005 and thereafter.


     On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.


NOTE B - MERGER

Acquisition

On October 21, 2002, the Company completed a Plan and Agreement of Reorganization ("Merger") with ProHealth Medical Technologies, Inc. ("ProHealth") an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, the Company shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of was $ 880. From November 1988 until the date of the merger, ProHealth was an inactive entity with no significant assets and liabilities

Effective with the Merger , all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders were exchanged for an aggregate of 10,178,352 shares of ProHealth common stock. The value of the stock that was issued was the historical cost of the ProHealth's net tangible assets, which did not differ materially from their fair value. In accordance with SFAS No. 141, the Company is the acquiring entity.

Effective with the Merger, ProHealth changed its name to Applied DNA Sciences, Inc.

                           APPLIED DNA SCIENCES , Inc.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003


NOTE B - MERGER (continued)

The total purchase price and carrying value of net assets acquired of ProHealth was $1. The net assets acquired were as follows:

       Common stock retained by  ProHealth shareholders               $ 1,015
       Assets acquired                                                   (135)
                                                                    ----------
       Total consideration paid                                        $  880
                                                                    ==========

In accordance with SOP 98-5, the Company expensed $880 as organization costs.


In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note E). The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner.

The Company accounted for the acquisition of the shares as an organization cost and charged $88,500 to operations and retired the 7,500,000 shares acquired common stock.

NOTE C - RELATED PARTY TRANSACTIONS

At September 30, 2004, notes payable are as follows:
                                                                                      September
                                                                                       30, 2004
                                                                                      ----------
  Note  payable  ,  related  party,  together  with  interest  at 8% per  annum, unsecured.  Should the Company default under the terms of the Note, Noteholder has the option to convert  the  unpaid  principal  at  maturity  to  7,500,000 shares of the Company's common stock and receive  additional  common shares in exchange  for accrued and unpaid  interest at a  conversion  rate equal to the
  then fair market value of the Company's common stock. (refer to note J)               $88,500
                                                                                      ----------
  Note payable, unsecured,  related party, payable from August 1, 2005, right to convert to  restricted  stock in lieu of cash,  rate of interest  4%,  160,000
  shares prior to October 31, 2005 or 180,000 shares after that date.                   425,000
                                                                                      ----------
  Due to  ex-president,  in September  2004,  note holder entered into a private transaction,  selling  a total of  2,500,000  shares  to him,  after  which he
  loaned all proceeds of $600,000 to us.                                                600,000
                                                                                      ----------
  Note payable,  ex-officer of the Company,  due $70,000 upon first funding, 20%
  rate of interest, or 100,000 shares at par value of $0.001                             50,000
                                                                                      ----------
                                                                                      1,163,500
                                                                                      ----------
  Less: current portion                                                               1,163,500
                                                                                      ----------
  Note payable - long-term                                                            $       -
                                                                                     ----------

                                      F-20

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003


NOTE C - RELATED PARTY TRANSACTIONS (continued)

Included in current liabilities is $111,943 at September 30, 2004 which represents advances from the stockholders of the Company. No formal agreements or repayment terms exist.

Also, the Company owed $117,333 at September 30, 2004 to the stockholders and other related parties towards accrued expenses.

The Company leases office space under a sub lease agreement with an entity controlled by a former significant former shareholder of the Company (see Note
H).

The Company has entered into long term employment and consulting agreements with Company's ex- President and Chief Executive Officer and an entity controlled by a significant Company shareholder, respectively (see Note H).


NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of convertible preferred stock, with $0.001 par value per share. The Company is authorized to issue 100,000,000 shares of common stock, with $0.50 par value per share. In January 2004, the Company passed a resolution authorizing change in the par value per common shares from $0.0001 per share to $0.50 per share. As of September 30, 2004, the Company has issued and outstanding 23,981,054 common share with par value of $0.50 per share and 60,000 convertible preferred shares with par value of $0.0001.

During the period September 16, 2002 through September 30, 2003, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc (see Note
B).

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

In October 2002 the Company issued 602,000 shares of common stock in exchange for services valued at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003


NOTE D- CAPITAL STOCK (continued)


In November and December 2002, the Company issued 876,000 shares of common stock in exchange for subscription at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In January 2003, the Company canceled 836,000 shares of common stock previously issued in exchange for consulting services.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement (see Note H). The Company valued the shares issued at approximately $ .065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In January 2003, the Company issued 586,250 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.13 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2003, the Company issued 9,000 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 91,060 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.53 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003


NOTE D- CAPITAL STOCK (continued)


In March 2003, the Company issued 6,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $
0.065 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company received subscription for 18,000 shares of common stock in exchange for cash at $1 per share.

On April 1, 2003, the Company issued 860,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 9, 2003, the Company issued 18,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

On April 9, 2003, the Company issued 9,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 23, 2003, the Company issued 5,000 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 12, 2003, the Company issued 10,000 shares common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 17 2003, the Company issued 50,000 shares of common stock in exchange for cash at $1.00 per share

On June 30, 2003, the Company issued 270,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003


NOTE D- CAPITAL STOCK (continued)

On June 30, 2003, the Company received $10,000 as subscription for options to purchase the Company's common stock at $1.00 per share.

In June, 2003, the Company received $48,000 in connection with a subscription to purchase the Company's common stock pursuant to a private placement.

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note B). The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company has an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In July 2003 the Company issued 213,060 shares of common stock for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.01 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2003, the Company canceled 24,000 shares of common stock, previously issued for services valued at $2.50 per share.

In July 2003, the Company received $20,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In July 2003, the Company issued 10,000 shares of common stock for cash previously subscribed at $1.00 per share.

In August 2003, the Company issued 172,500 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.38 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In August 2003, the Company received $29,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In September 2003, the Company issued 395,260 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.42 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003



NOTE D- CAPITAL STOCK (continued)

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

In September 2003, the Company issued 6,400 shares of common stock issued in exchange for cash at $2.50 per share pursuant to private placement.

In September 2003, the Company received $95,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In  September  2003,  the  Company  received   $300,000  in  connection  with  a
subscription to purchase the Company's common stock pursuant to a private placement.

The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

In October 2003, the Company issued 287,439 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.85 per share for a total of $820,418, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 120,000 shares of common stock for shares previously subscribed at $2.50 per share in September 2003.

In October 2003, the Company canceled 100,000 shares of common stock previously issued in exchange for services at $2.50 per share.

In November 2003, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $3.00 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2003, the Company sold 100,000 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company sold 6,400 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company issued 2,125,500 shares of common stock in exchange for consulting services. . The Company valued the shares issued at approximately $2.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2003, the Company received $104,000 in exchange for a common stock subscription at $2.50 per share pursuant to private placement.

In January 2004, the Company issued 41,600 shares of common stock at $2.50 share pursuant to a subscription made on December 2003.

In January 2004, the Company issued 13,040 shares of common stock at $2.95 per share in exchange for consulting services valued at $38,468.

In January 2004, the Company issued 123,000 shares of common stock at $2.60 per share in exchange for consulting services valued at $319,800.

In January 2004, the Company issued 1,000 shares of common stock at $3.05 per share in exchange for consulting services valued at $3,050.

In February 2004, the Company issued 6,283 shares of common stock at $3.07 per share in exchange for employee services valued at $19,288.

In March 2004, the Company issued 44,740 shares of common stock at $3.04 per share in exchange for consulting services valued at $136,010.

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE D- CAPITAL STOCK (continued)

In March 2004, the Company issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344.

In March 2004, the Company issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177.

In March 2004, the Company converted 5,000 preferred shares into 125,000 shares of common stock at $3.00 per share in exchange for employee services valued at $375,000.

In March 2004, the Company issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639.

In April 2004, the Company issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised.

In April 2004, the Company issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441.

In April 2004, the Company issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523.

In April 2004, the Company issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250.

In April 2004, the Company retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250.

In May 2004, the Company issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000.

In May 2004, the Company issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,233.

In May 2004, the Company issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337.

In June 2004, the Company retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325.

In June 2004, the Company issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560.

In June 2004, the Company issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120.

In June 2004, the Company issued 50,000 shares of common stock at $0.645 per share in exchange for consulting services valued at $32,250.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

In July 2004, the Company issued 100,000 shares of common stock at $0.54 per share in exchange for consulting services valued at $54,000.

In July 2004, the Company issued 5,000 shares of common stock at $0.72 per share in exchange for consulting services valued at $3,600.

In July 2004, the Company issued 100,000 shares of common stock at $0.47 per share in exchange for consulting services valued at $47,250.

In August 2004, the Company converted 2,000 preferred shares into 50,000 shares of common stock at $0.39 in exchange for consulting services valued at $19,500.

In August 2004, the Company issued 100,000 shares of common stock at $0.39 in exchange for consulting services valued at $39,000.

In August 2004, the Company issued 100,000 shares of common stock at $0.50 in exchange for consulting services valued at $50,250.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE D- CAPITAL STOCK (continued)

In August 2004, the Company issued 200,000 shares of common stock at $0.56 in exchange for consulting services valued at $112,500.

In September 2004, the Company issued 1,000,000 shares of common stock at $0.52 in exchange for consulting services valued at $517,500.

In September 2004, the Company issued 45,000 shares of common stock at $0.50 in exchange for consulting services valued at $22,288.

In September 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $0.41 in exchange for consulting services valued at $54,000.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

NOTE E - STOCK OPTIONS AND WARRANTS


Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock.

                                Warrants Outstanding                              Warrants Exercisable
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------     ---------------------   --------------  -----------   --------------
       $0.10             335,000                4.79              $ 0.10         335,000         $  0.10
       $0.60           3,472,750                4.01              $ 0.60       3,472,750         $  0.60
       $0.70             750,000                2.84              $ 0.70         750,000         $  0.70
       $1.00             250,000                1.61              $ 1.00         250,000         $  1.00
       $3.00              62,503                1.25              $ 3.00          62,503         $  3.00
                       4,870,253                                               4,870,253

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003



NOTE E- STOCK OPTIONS AND WARRANTS (continued)

Transactions involving warrants are summarized as follows:

                                                     Number of Shares       Weighted Average
                                                                             Price Per Share
                                                     ----------------       -----------------
       Outstanding at September 30, 2003                     383,500                $   1.38
       Granted                                             4,574,753                    0.58
       Exercised                                             (88,000)                   1.00
       Canceled or expired                                         -                       -
       Outstanding at September 30, 2004                    4,870,253               $   0.63

The estimated value of the  compensatory  warrants  granted to  non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate of 3.00%, a dividend yield of 0% and volatility of 30%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $0 for the years ended September 30, 2004 and 2003.

The estimated value of the  compensatory  warrants  granted to  non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate of 1.00%, a dividend yield of 0% and volatility of 22.9%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $2,019,862 and $0, respectively, for the years ended September 30, 2004 and 2003.

NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at September 30, 2004 is as follows:

Convertible notes payable ("Bridge Unit Offering"), in quarterly installments of interest only at 10% per annum, secured by all assets of the Company and due on the earlier of the 9- month anniversary date of the initial closing of the Offering, or the completion of any equity financing of $3M or more; The Company, in its sole discretion, may prepay principal at any time without penalty. The notes are convertible into shares of common stock of the Company at a price of $2.50 per share.

                                                              September 30, 2004
                                                              ------------------

Convertible notes
payable                                                           $ 1,675,000
                                                              ------------------
Debt discount - beneficial conversion feature, net of
accumulated amortization of $1,270,444                                (20,393)
                                                              ------------------
Debt discount, net of accumulated amortization of
$354,556
                                                                      (29,607)
                                                              ------------------

Net balance                                                       $ 1,625,000
                                                              ------------------

During the three months ended December 31, 2003, the Company sold 27.5 units (the "Units") to accredited investors at a price of $50,000 per Unit (the "Bridge Offering") for a total of $1,375,000. Each Unit consists of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note ("Note" or "Notes"), (ii) detachable warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $3.20 per share ("$3.20 Warrant") and (iii) detachable warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share ("$0.10 Warrant" and together with the $3.20 Warrant, the "Warrants"). The Notes are convertible into shares of our common stock at a price of $2.50 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE (continued)

The Company accounted for the warrants and notes payable in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14"). APB 14 requires a portion of the proceeds from the issuance of debt securities with detachable stock warrants be allocated to the warrants and treated as paid-in capital. Any resulting discount or premium on the notes payable should be recorded and amortized over the life of the notes. The Company used the Black-Scholes model to determine the value of the warrants issued to the noteholders. Under the Black-Scholes model, the value of the warrants are determined by taking the difference between acquiring the stock outright and the present value of paying the exercise price on the expiration day. As a result, the Company valued the warrants at $206,526. This amount was recorded as paid-in capital and the resulting discount on the notes payable was recorded and is being amortized using the interest method over the life of the notes. The debt discount attributed is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Bridge Offering note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $1,168,474 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the beneficial conversion feature is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

The Company valued the beneficial conversion of the notes and warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions:

o    contractual terms of 5 years
o    an average risk free interest rate of 1.00%
o    a dividend yield of 0.00%
o    volatility of 22.9%.

During the three months ended March 31, 2004, the Company sold 6 units (the "Units") to accredited investors at a price of $50,000 per Unit (the "Bridge Offering") for a total of $300,000. Each Unit consists of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note ("Note" or "Notes"),
(ii) warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $3.20 per share ("$3.20 Warrant") and (iii) warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share ("$0.10 Warrant" and together with the $3.20 Warrant, the "Warrants"). The Notes are convertible into shares of our common stock at a price of $2.50 per share.

The Company accounted for the warrants and notes payable in accordance with APB No. 14, "Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants" ("APB 14"). APB 14 requires a portion of the proceeds from the issuance of debt securities with detachable stock warrants be allocated to the warrants and treated as paid-in capital. Any resulting discount or premium on the notes payable should be recorded and amortized over the life of the notes. The Company used the Black-Scholes model to determine the value of the warrants issued to the noteholders. Under the Black-Scholes model, the value of the warrants are determined by taking the difference between acquiring the stock outright and the present value of paying the exercise price on the expiration day. As a result, the Company valued the warrants at $177,638. This amount was recorded as paid-in capital and the resulting discount on the notes payable was recorded and is being amortized using the interest method over the life of the notes. The debt discount attributed is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Bridge Offering note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $122,362 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE (continued)

beneficial conversion feature is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

The Company valued the beneficial conversion of the notes and warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions:

o    contractual terms of 5 years
o    an average risk free interest rate of 4.25%
o    a dividend yield of 0.00%
o    volatility of 42.0%.

In September 2004, the Company re-priced the $3.20 warrants to $0.60 as an inducement to convertible note holders as the Company sought additional financing. The Company recorded a charge of $371,850 to earning for the year ended September 30, 2004.


NOTE G- INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At September 30, 2004, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $22,815,034, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003



NOTE G- INCOME TAXES (continued)

Components of deferred tax assets as of September 30, 2003 are as follows:

                Non current:
                Net operating loss carryforward
                                                                    $7,985,000
                Valuation allowance                                 (7,985,000)
                                                                   -----------
                Net deferred tax asset                              $        -
                                                                   ===========


NOTE H-LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:


                                                            For the Year Ended      For the Year Ended
                                                            September 30, 2004      September 30, 2003
                                                             ------------------     ------------------
Loss available for common shareholders                          $ (19,358,259)         $  (3,445,164)
                                                             ==================     ==================
Basic and fully diluted loss per share                          $       (0.93)         $       (0.27)
                                                             ==================     ==================
Weighted average common shares outstanding                         20,819,700             12,955,358


Net loss per share is based upon the weighted average of shares of common stock outstanding

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE  I- COMMITMENTS AND CONTINGENCIES

Licensing Agreement

In October 2002, the Company entered into an exclusive Licensing Agreement ("License") with Biowell Technology, Inc., a company formed under the laws of Taiwan, Republic of Taiwan. The initial term of the License expires in 2007 with renewal options under certain terms and conditions. The License grants the Company the exclusive use of certain patented DNA technology, along with the rights to future technology, in exchange for an initial payment of 1,500,000 shares of the Company's restricted common stock (see Note D). The Company is obligated to order minimum purchase orders or make future certain minimum annual royalty payments as follows:


    Year ending                   Minimum purchase orders    Alternative Minimum
     October 8,                                                Royalty Payable
       2004                                 $300,000              $100,000
       2005                                  360,000                     -
       2006                                  432,000                     -
       2007                                  518,400                     -

Consulting Agreement

GP has been engaged, on a non-exclusive basis, to provide advice and assistance to the Company regarding issues associated with Applied DNA's proprietary DNA embedded security solutions. GP will assist the Company with strategic positioning and enhancement of the Company's business, and will assist the Company in the development of domestic and international marketing strategies for the Company's DNA products and services. The term of the engagement is one year from the effective date, with automatic one year renewals unless either party expresses, in writing, an intention not to renew within 60 days prior to the expiration of the term. We follow the policy of charging the costs of consulting services expenses incurred.

As compensation for GP's performance, the Company will pay GP an aggregate advisory fee of Two Million Dollars ($2,000,000) payable in increments over the term and renewal term. Two payments of $500,000 each were made by the Company in September 2004 and January 2005. Thereafter, eight payments of $125,000 are due monthly over the period February through September 2005. Additionally, the Company will issue a net-exercisable warrant to purchase shares of Common Stock of the Company at a later date. Fees were placed in escrow during GP's completion of its due diligence review.

All promotional materials of the Company, on a going forward basis, will be submitted to GP for its review, including all advertising, written sales promotion, press releases, news clippings and other publicity matters relating to GP's engagement and the strategic relationship created.

The  Company  has  agreed  to  maintain   confidentiality  with  regard  to  its
relationship with GP, wherever appropriate, and has indemnified GP, its controlling persons, respective partners, shareholders, directors, officers, employees, agents, affiliates and representatives and will hold them harmless against any actions, judgments, claims, etc. The Agreement, in its entirety, will be filed with the Company's 10-KSB in accordance with SEC regulatory requirements.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE I- COMMITMENTS AND CONTINGENCIES (continued)


Franchising and Distribution Agreements

The Company has entered into a Distribution and Franchising Agreement ("Franchise Agreement") in July 2003. Under the terms of the Franchise Agreement, the franchisee is obligated to pay the Company $3,000,000 payable $25,000 upon execution of the Franchise Agreement and the balance of $2,975,000 payable over five (5) years with interest accruing at 8% per annum. Payments under the Franchise Agreement are subject to franchisee's net profits, as defined, under the Franchise Agreement. During the year ended September 30, 2004 and 2003 the Company has received the initial $25,000 and $0, as installment and has recognized the receipt as other income in the accompanying financial statements.

Operating Lease Commitments

The Company leases office space under operating lease in Los Angeles, California for its corporate use from an entity controlled by significant former shareholder, expiring in November 2006. Total lease rental expenses for the years ended on September 30, 2004 and 2003, was $120,804 and $38,725, respectively.

Commitments for minimum rentals under non-cancelable lease at September 30, 2004 are as follows:

Year ended September 30,
2005                                            $ 139,308
2006                                              143,977
2007                                               12,031
                                              -----------
                                                $ 295,316


Employment and Consulting Agreements

The Company has employment agreements with the Company's officers and certain employees. These employment agreements provide for salaries and benefits, including stock options and extend up to seven years. In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employee with or without cause.

The Company has a consulting agreement with an entity controlled by a former significant shareholder of the Company. The consulting agreement provides for compensation and certain benefits, including stock options and extends up to seven years. In addition to compensation and benefit provisions, the agreements include defined commitments should the employer terminate the consultant with or without cause.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           SEPTEMBER 30, 2004 AND 2003

NOTE J- SUBSEQUENT EVENTS

On October 31, 2004, the Company defaulted on a note held by a former company officer and director in the amount of $88,500 (See Note C), and in accordance with the default, the noteholder has the right, at any time without further notice, to demand that his outstanding note be converted back into 7,500,000 shares. On December 28, 2004, the noteholder made his demand for the issuance of 7,500,000 shares of common stock. The Company is currently negotiating a settlement of this matter with the noteholder.

In October 2004,  the Company  granted  3,036,000  common stock  warrants to the
Company's  Directors  and  certain  advisors  as  additional   compensation  for
services. The warrants have excise prices between $.50 and $1.00 per share and expire in periods raging from 3 to 5 years.

In January 2005, the Company arranged a $6 million private placement of 12 million shares at $0.50 per share along with 12 million attached warrants with an exercise price of $0.75 that expires in 5 years. As of January 10, 2005, $4 million of the $6 million has been subscribed.

In January 2005, holders of 1,625,000 of convertible notes payable elected to convert their notes to common stock at $.33 per share (See Note F).


NOTE K - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period September 16, 2002 through September 30, 2004, the Company incurred a loss of $22,815,034. In addition, the Company has a deficiency in stockholder's equity of $4,706,508. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing DNA embedded biotechnology security solutions in the United States and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

 ASSETS                                             (Unaudited)
                                                     December 31,  September 30,
                                                       2004             2004
                                                     -----------    -----------
Current assets:
Cash and Equivalents .............................   $    62,665    $     1,832
                                                     -----------    -----------
Total Current Assets .............................        62,665          1,832

Property, Plant and Equipment:
Furniture and Equipment ..........................        29,507         29,507
Less: Accumulated Depreciation ...................        (1,756)        (1,405)
                                                     -----------    -----------
                                                          27,751         28,102
Other Assets:
Deposits and Prepaid Expenses ....................        47,585         23,559


Patent Filing ....................................        34,257         29,910
Less: Accumulated Amortization ...................        (6,126)        (1,756)

                                                     -----------    -----------
Net Patents ......................................        28,131         28,154

Restricted Cash ..................................     1,065,318           --
                                                     -----------    -----------
Total Other Assets ...............................     1,141,034         51,713
                                                     -----------     ----------

Total Assets .....................................   $ 1,231,450    $    81,647
                                                     ===========    ===========

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts Payable and Accrued Liabilities .........   $ 2,973,686    $ 1,770,379
Accrued Liabilities Due Related Parties ..........       168,857        117,333
Convertible Notes Payable ........................     1,675,000      1,625,000
Due to Related Parties ...........................        61,943        111,943
Note Payable .....................................     1,125,000      1,163,500
                                                     -----------    -----------
Total Current Liabilities ........................     6,004,486      4,788,156

Long Term Liabilities:
Note Payable .....................................          --             --
                                                     -----------    -----------
 Deficiency in Stockholders' Equity:
 Preferred Stock, par value $.0001 per share;
10,000,000 shares authorized;
60,000 issued at December 31, 2004 and
September 30, 2004 ...............................             6              6
 Common Stock, par value $.50 per share;
100,000,000 shares authorized; 40,848,239
shares and 23,981,054 shares issued and
outstanding at December 31, 2004 and
September 30, 2004, respectively .................    20,424,120     11,990,527
 Common Stock Subscription .......................      (880,000)        (1,000)
 Additional Paid-In-Capital ......................    10,863,008      6,118,993
 Accumulated Deficit .............................   (35,180,170)   (22,815,034)
                                                     -----------    -----------
                                                      (4,773,036)    (4,706,508)
                                                     -----------    -----------

 Total Liabilities and Deficiency in
Stockholders' Equity                                 $ 1,231,450       $ 81,647
                                                     ===========    ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   CONDENSED CONSOLIDATED STATEMENTS OF LOSSES
                                   (Unaudited)

                                                                     For the Period,
                                     For The Three  For The Three   September 16, 2002,
                                      Months Ended   Months Ended  (Date of Inception)
                                      December 31,   December 31,       through
                                         2004              2003     December 31, 2004
                                         ----              ----       ----------
Revenues:
Sales .............................   $       --      $       --      $       --

COGS ..............................   $       --      $       --      $       --

Operating expenses:
Selling, general and administrative     10,792,921       7,407,750      31,852,994
Depreciation and amortization .....          4,721             351           7,882
                                      ------------    ------------    ------------
Total operating expenses ..........     10,797,642       7,408,101      31,860,876

Operating loss ....................    (10,797,642)     (7,408,101)    (31,860,876)

Other Income (expense) ............            315             685          26,700
Interest (expense) ................     (1,567,809)       (135,074)     (3,345,995)
Income (taxes) benefit ............           --              --              --
                                      ------------    ------------    ------------

Net loss ..........................   $(12,365,136)   $ (7,542,490)   $(35,180,171)
                                      ============    ============    ============

Loss per common share
(basic and assuming dilution) .....   $      (0.45)   $      (0.41)   $      (1.28)
                                      ============    ============    ============

Weighted average shares outstanding     27,402,160      18,503,162      27,402,160

See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004

                                                                                                          Deficit
                                                                      Additional                          Accumulated
                                         Preferred                      Paid in    Common        Stock      During
                               Preferred  Shares   Common Common Stock  Capital    Stock      Subscription Development
                                Shares    Amount   Shares   Amount      Amount    Subscribed    Receivable   Stage          Total
                               --------  -------- -------- ---------   --------   ------------  ---------- ----------    -----------
Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share          -    $ -      100,000  $ 10        $  990         -         $   -         $  -         $  1,000

Net Loss                            -      -            -     -             -         -             -      (11,612)         (11,612)
                               --------  -------- -------- ---------   --------   ------------  ---------- ----------    -----------
Balance at September 30,
2002                                -      -      100,000    10           990         -             -      (11,612)         (10,612)
Issuance of common stock
in connection with merger
with Prohealth Medical
Technologies , Inc on
October 1, 2002                     -      -   10,178,352 1,018             -         -             -            -            1,000
Cancellation of Common
stock in connection with
merger with Prohealth
Medical Technologies ,
Inc on October
21, 2002                            -      -     (100,000)   10        (1,000)        -             -            -           (1,000)
Issuance of common stock
in exchange for services
in October 2002 at $ 0.65
per share                           -      -      602,000    60        39,070         -             -            -           39,130
Issuance of common stock in
exchange for subscription
in November and December
2002 at $ 0.065 per share           -      -      876,000    88        56,852         -       (56,940)           -                -
Cancellation of  common
stock in January 2003
previously issued  in
exchange for consulting
services                            -      -     (836,000)  (84)      (54,264)        -        54,340            -                -
Issuance of common stock
in exchange for licensing
services valued
at $ 0.065 per share in
January  2003                       -      -    1,500,000   150        97,350         -             -            -           97,500
Issuance of common stock
in exchange
for consulting services
valued at $ 0.13 per share
in January  2003                    -      -      586,250    58        76,155         -             -            -           76,213
Issuance of common stock
in exchange
for consulting services
at $ 0.065 per
share in February  2003             -      -        9,000     1           584         -             -            -              585
Issuance of common stock
to Founders 1in exchange
for services valued at
$0.0001  per share in
March 2003                          -      -   10,140,000 1,014             -         -             -            -            1,014
Issuance of  common stock
in exchange for consulting
services valued at
$2.50 per share in March 2003       -      -       91,060     9       230,625         -             -            -          230,634

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-37

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)
                                                                                                             Deficit
                                                                      Additional                            Accumulated
                                         Preferred                      Paid in  Common         Stock         During
                               Preferred  Shares   Common Common Stock  Capital   Stock      Subscription   Development
                                Shares    Amount   Shares   Amount      Amount  Subscribed     Receivable     Stage        Total
                              ---------   -------  ---------- -------   --------   ----------   ----------    -------     --------
Issuance of common stock in
exchange for consulting
services valued at  $
0.065 per share in March 2003       -    -        6,000         1     389             -             -            -              390
Common stock subscribed in
exchange for cash at $1 per
share in March 2003                 -    -            -         -  18,000             -             -            -           18,000
Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003              -    -      860,000        86  55,814             -             -            -           55,900
Common stock issued in
exchange for
cash at $ 1.00 per share
on April 9, 2003                    -    -       18,000         2       -             -             -            -                2
Common stock issued in
exchange for
consulting services at $
0.065 per
share on April 9, 2003              -    -        9,000         1     584             -             -            -              585
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share on April 23, 2003             -    -        5,000         1  12,499             -             -            -           12,500
Common stock issued in
exchange for
consulting services at
$ 2.50 per
share, on June 12, 2003             -    -       10,000         1  24,999             -             -            -           25,000
Common stock issued in
exchange for
cash at $ 1.00 per share
on June 17, 2003                    -    -       50,000         5  49,995             -             -            -           50,000
Common stock subscribed
in exchange
for cash at $ 2.50 per
share pursuant
to private placement
on June 27, 2003                    -    -            -         -       -             -        24,000            -           24,000
Common stock retired in
exchange for note payable
at $0.0118 per share,
on June 30, 2003                    -    -   (7,500,000)     (750)    750             -             -            -                -
Common stock issued in
exchange for
consulting services at
$0.065 per
share, on June 30, 2003             -    -      270,000        27  17,523             -             -            -           17,550
Common stock  subscribed
in exchange for cash at
$ 1.00 per share pursuant
to private placement on
June 30, 2003                       -    -            -         -       -        10,000             -            -           10,000
Common stock  subscribed
in exchange for cash at
$ 2.50 per share pursuant
to private placement on
June 30, 2003                       -    -            -         -       -        24,000             -            -           24,000
Common stock issued in
exchange for consulting
services at approximately
$2.01 per share, July 2003          -    -      213,060        21 428,797             -             -            -          428,818

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-38

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)



                                                                                                              Deficit
                                                                        Additional                            Accumulated
                                         Preferred            Common     Paid in    Common         Stock      During
                               Preferred  Shares   Common     Stock      Capital    Stock      Subscription   Development
                                Shares    Amount   Shares     Amount     Amount    Subscribed   Receivable    Stage          Total
                              ---------   -------  ---------- -------   --------   ----------   ----------    -------     --------

Common stock canceled
in July 2003,
previously issued for
services rendered  at
$2.50 per share               -           -      (24,000)            (2)    (59,998)       -         -                -     (60,000)
Common stock issued
in exchange for
options exercised at
$1.00 in July 2003            -           -       20,000              2      19,998        -         -                -      20,000
Common stock issued
in exchange for
exercised of options
previously
subscribed at $1.00 in
July 2003                     -           -       10,000              1       9,999  (10,000)        -                -           -
Common stock issued in
exchange for
consulting services at
approximately
$2.38 per share,
August 2003                   -           -      172,500             17     410,913        -         -                -     410,931
Common stock issued in
exchange for
options exercised at
$1.00 in August 2003          -           -       29,000              3      28,997        -         -                -      29,000
Common stock issued
in exchange for
consulting services
at approximately
$2.42 per share,
September 2003                -           -      395,260             40     952,957        -         -                -     952,997
Common stock issued
in exchange  for
cash at $2.50 per
share-subscription
payable-September 2003        -           -       19,200              2      47,998  (48,000)        -                -           -
Common stock issued in
exchange for
cash at $2.50 per
share pursuant to
private placement
September 2003                -           -        6,400              1      15,999        -         -                -      16,000
Common stock issued in
exchange for
options exercised at
$1.00 in  September 2003      -           -       95,000             10      94,991        -         -                -      95,000
Common stock subscription
receivable reclassification
adjustment
Common Stock subscribed to
at $2.50 per share in
September 2003                                         -              -           -        -     2,600                -       2,600



Net Loss for the year
ended September 30, 200                                -              -           -  300,000         -                -     300,000

Balance at September 30,
2003                          -           -            -              -           -        -         -       (3,445,164) (3,445,164)
                         --------   --------  -----------      -------- ----------- --------- ---------   ------------- -----------
                              -         $ -   17,811,082       $  1,781  $2,577,568 $300,000   $     -      $(3,456,776)  $(577,427)
                         ========   ========  ===========      ======== =========== ========= =========   ============= ============

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-39

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)



                                                                                                              Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Preferred shares issues
in exchange for services
at $25.00 per share,
October 2003                1500        15                                                                                       15
Common stock issued in
exchange for consulting
services at
approximately $2.85 per
share, October 2003                              287,439          29        820,389          -           -           -      820,418
Common stock issued in
exchange  for cash at
$2.50 per
share-subscription
payable-October 2003                             120,000          12        299,988   (300,000)          -           -            -
Common stock canceled
in October 2003,
previously issued for
services rendered  at
$2.50 per share                                 (100,000)        (10)      (249,990)          -          -           -     (250,000)
Common stock issued in
exchange for consulting
services at approximately
$3 per share,
November 2003                                    100,000          10        299,990           -          -           -      300,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
November, 2003                                   100,000          10        249,990           -          -           -      250,000
Common stock subscribed
in exchange for cash at
$2.50 per share pursuant
to private placement,
December, 2003                                     6,400           1         15,999           -          -           -       16,000
Common stock issued in
exchange for consulting
services at approximately
$2.59   per share,
December 2003                                  2,125,500         213      5,504,737           -          -           -    5,504,950
Common Stock subscribed to
at $2.50 per share in
December 2003                                          -           -              -     104,000          -           -      104,000
Beneficial conversion
feature relating
to notes payable                                       -           -      1,168,474           -          -           -    1,168,474
Beneficial conversion
feature relating
to warrants                                            -           -        206,526           -          -           -      206,526
Adjust common stock par
value from $0.0001 to
$0.50 per share, per
amendment of articles
dated Dec 2003                                         -  10,223,166    (10,223,166)          -          -           -            -
Common Stock issued
pursuant to subscription
at $2.50 share in Jan 2004                        41,600      20,800         83,200    (104,000)         -           -            -
Common stock issued in
exchange for consulting
services at $2.95 per
share, Jan 2004                                   13,040       6,520         31,948           -          -           -       38,468
Common stock issued in
exchange for consulting
services at $2.60 per
share, Jan 2004                                  123,000      61,500        258,300           -          -           -      319,800
Common stock issued in
exchange for consulting
 services at $3.05 per
share, Jan 2004                                    1,000         500          2,550           -          -           -        3,050

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-40

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)


                                                                                                              Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------

Common stock issued in
exchange for employee
services at $3.07 per
share, Feb 2004                                    6,283       3,142         16,147           -          -           -       19,288
Common stock issued in
exchange for consulting
services at $3.04 per
share, Mar 2004                                   44,740      22,370        113,640           -          -           -      136,010
Common Stock issued for
options exercised at
$1.00 per share in Mar
2004                                              55,000      27,500         27,500           -          -           -       55,000
Common stock issued in
exchange for employee
services at $3.00 per
share, Mar 2004                                    5,443       2,722         13,623           -          -           -       16,344

 See accompanying notes to unaudited condensed consolidated financial statements


                                      F-41

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)
                                                                           Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Common stock issued in
exchange for employee
services at $3.15 per
share, Mar 2004                                  5,769          2,885         15,293       -              -       -        18,177
Preferred shared
converted to common
shares for consulting
services at $3.00per
share, Mar 2004              5000      5       125,000         62,500        312,500       -              -       -       374,995
Common stock issued in
exchange for employee
services at $3.03 per
share, Mar 2004                                  8,806          4,403         22,236       -              -       -        26,639
Common Stock issued
pursuant to
subscription at $2.50
per share in Mar. 2004                          22,500         11,250         (9,000)      -              -       -         2,250
Beneficial Conversion
Feature relating
to Notes Payable                                     -              -        122,362       -              -       -       122,362
Beneficial Conversion
Feature relating
to Warrants                                          -              -        177,638       -              -       -       177,638
Common stock issued in
exchange for consulting
services at $2.58 per
share, Apr 2004                                  9,860          4,930         20,511       -              -       -        25,441
Common stock issued in
exchange for consulting
services at $2.35 per
share, Apr 2004                                 11,712          5,856         21,667       -              -       -        27,523
Common stock issued in
exchange for consulting
services at $1.50 per
share, Apr 2004                                367,500        183,750        367,500       -              -       -       551,250
Common stock returned
to treasury at
$0.065 per share,
Apr 2004                                       (50,000)       (25,000)        21,750       -              -       -        (3,250)
Preferred stock
converted to common
stock for consulting
services at $1.01
per share in May 2004        4000      4       100,000         50,000         51,250       -              -       -       101,246
Common stock issued per
subscription May 2004                           10,000          5,000         (4,000)      -         (1,000)      -             -
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                              137,000         68,500         50,913       -              -       -       119,413
Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                               26,380         13,190         17,147       -              -       -        30,337
Common stock returned to
treasury at $0.065 per
share, Jun 2004                                 (5,000)        (2,500)         2,175       -              -       -          (325)


 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-42

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)
                                                                         Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                              270,500         135,250      45,310           -         -            -      180,560
Common stock issued in
exchange for consulting
services at $0.89 per
share in June 2004                                8,000           4,000       3,120           -         -            -        7,120
Common stock issued in
exchange for consulting
services at $0.65 per
share in June 2004                               50,000          25,000       7,250           -         -            -       32,250
Common stock issued
pursuant to private
placement at $1.00
per share in June 2004                          250,000         125,000     125,000           -         -            -      250,000
Common stock issued in
exchange for consulting
services at $0.54 per
share in July 2004                              100,000          50,000       4,000           -         -            -       54,000
Common stock issued in
exchange for consulting
services at $0.72 per
share in July 2004                                5,000           2,500       1,100           -         -            -        3,600
Common stock issued in
exchange for consulting
services at $0.47 per
share in July 2004                              100,000          50,000      (2,749)          -         -            -       47,251
Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                            100,000          50,000     (11,000)          -         -            -       39,000
Preferred stock converted
to common stock for
consulting services at
$0.39 per share in
August 2004                  (2000)   (2)        50,000          25,000      (5,500)          -         -            -       19,498


 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-43

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004
                                   (Continued)
                                                                           Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------



Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                            100,000          50,000         250                                          50,250
Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                            200,000         100,000      12,500           -         -            -      112,500
Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                             92,500          46,250      (8,787)          -         -            -       37,463
Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004                       1,000,000         500,000      17,500           -         -            -      517,500
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004                           5,000           2,500        (212)          -         -            -        2,288
Common stock issued
pursuant to subscription
at  $0.50 per share in
September 2004                                   40,000          20,000           -           -         -            -       20,000
Preferred shares
converted to common
stock for consulting
services at $0.41
per share in September
2004                       (4000)   (4)         100,000          50,000       4,000           -         -            -       53,996
Preferred shares issued
in exchange for service
at $25 per share in
September 2004            60,000     6                                    1,499,994                                       1,500,000
Warrants issued to
consultants in the
fourth quarter 2004                                                       2,019,862                                       2,019,862


Net Loss                                              -               -           -           -         -  (19,358,259) (19,358,259)

Balance at
September 30, 2004        60,000    $6       23,981,054      11,990,527   6,118,993           -    (1,000) (22,815,034)  (4,706,508)
                          ======    ==       ==========      ==========   =========      ========  ======= ============  ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-44

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004


                                                                                                              Deficit
                                                                          Additional                         Accumulated
                                     Preferred                             Paid in    Common       Stock       During
                          Preferred   Shares     Common     Common Stock   Capital    Stock     Subscription  Development
                            Shares     Amount    Shares        Amount       Amount   Subscribed   Receivable    Stage        Total
                          ---------   -------  ----------     -------       ------   ----------   ----------    -------     --------
Common stock issued
in exchange for
consulting services
at $0.68 per share
in October 2004                 -         -      200,000      100,000      36,000            -            -           -     136,000

Common stock returned
to treasury at $0.60
per share, Oct 2004             -         -   (1,069,600)    (534,800)   (107,298)           -            -           -    (642,098)

Common stock issued
in exchange for
consulting services at
$0.60 per share in
October 2004                    -         -       82,500       41,250       8,250            -            -           -      49,500

Common Stock issued
pursuant to subscription
at $0.60 share in
October 2004                    -         -      500,000      250,000      50,000     (300,000)           -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.50 per share
in October 2004                 -         -      532,500      266,250           -            -            -           -     266,250

Common Stock issued
pursuant to subscription
at $0.50 share in
October 2004                    -         -      500,000      250,000           -            -            -           -     250,000

Common Stock issued pursuant
to subscription at $0.45
share in October 2004           -         -    1,000,000      500,000     (50,000)    (450,000)           -           -           -

Common stock issued in
exchange for consulting
services by noteholders
at $0.45 per share
in October 2004                 -         -      315,000      157,500     (15,750)           -            -           -     141,750

Common Stock issued in
exchange for consulting
services at $0.47 share
in November 2004                -         -      100,000       50,000      (3,000)           -            -           -      47,000


Common Stock issued in
exchange for consulting
services at $0.80 share
in November 2004                -         -      300,000      150,000      90,000            -            -           -     240,000

Common Stock issued in
exchange for consulting
services at $1.44 share
in November 2004                -         -      115,000       57,500     108,100            -            -           -     165,600

Common Stock issued in
exchange for employee
services at $1.44 share
in November 2004                -         -        5,000        2,500       4,700            -            -           -       7,200

 See accompanying notes to unaudited condensed consolidated financial statements

                                      F-45

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF DEFICIENCY IN STOCKHOLDER'S EQUITY
          FOR THE PERIOD SEPTEMBER 16, 2002 (Date of Inception) THROUGH
                                DECEMBER 31, 2004




Common Stock issued in
exchange for employee
services at $0.60 share
in November 2004                -         -       60,000       30,000       6,000       (4,000)           -           -      32,000

Beneficial Conversion
discount relating to
Notes Payable                   -         -            -            -     936,541            -            -           -     936,541

Beneficial Conversion
Feature relating to
Warrants                        -         -            -            -     528,459            -            -           -     528,459

Common stock issued at
$0.016 in exchange for
note payable in December
2004                                           5,500,000    2,750,000  (2,661,500)                                           88,500

Common Stock issued in
exchange for consulting
services at $1.44 share
in December 2004                -         -    5,796,785    2,898,393   5,418,815            -            -           -   8,317,207

Common stock issued
pursuant to subscription
at  $0.50 per share in
December 2004                   -         -    2,930,000    1,465,000           -     (125,000)           -           -   1,340,000

Warrants issued to
consultants in
Dec. 2004                       -         -                               394,698                                           394,698

Net Loss                        -         -            -            -           -            -            - (12,365,136)(12,365,136)
                          ---------   -------  ----------  ----------  ----------    -----------  --------- ------------ -----------
                           60,000         6   40,848,239   20,424,120  10,863,008     (879,000)      (1,000)(35,180,171) (4,773,035)
                          =========   ======= ===========  ==========  ==========    ===========  ========= ============ ===========

 See accompanying notes to unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                                   For the period
                                                                                                                    September 16,
                                                                                                                    2002 (date of
                                                                                  For The Three Months Ended      inception) through
                                                                                         December 31,               December 31,
                                                                                    2004               2003               2004
                                                                                    ----               ----               ----
Cash flows from operating activities:
Net loss from operating activities ........................................      $(12,365,136)      $(7,542,490)    $(35,180,170)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation ..............................................................             4,721               351            7,882
Organizational Expenses ...................................................                                               88,500
Preferred Shares issued in exchange for service ...........................              --              --            1,500,000

Warrants issued to consultants .......................... .................           394,698            --            2,414,560

Amortization of beneficial conversion feature-convertible notes............         1,515,000           133,273        3,140,000
Common stock issued in exchange for consultant services rendered ..........         9,366,507         6,625,368       21,764,239
Common stock canceled-previously issued for services rendered .............          (642,605)         (282,000)        (928,180)

Changes in Assets and Liabilities:

Increase in-other assets ..................................................        (1,065,318)           --           (1,079,208)
Increase  in due related parties            ................................             1,523           --              154,219

Increase (decrease) in accounts payable and accrued liabilities ...........         1,203,816           (61,589)       2,959,525
                                                                                 ------------      ------------     ------------

Net cash used in operating activities .....................................        (1,586,794)       (1,127,087)      (5,158,633)
                                                                                                                    ------------
Cash flows from investing activities:

Payments for patent filing ................................................            (4,347)           --              (25,698)
Payments for security deposits ............................................           (24,026)          (23,559)         (47,585)
Capital expenditures ......................................................                (0)          (29,507)         (29,507)
                                                                                 ------------      ------------     ------------

Net cash used in investing activities .....................................           (28,373)          (53,066)        (102,790)
                                                                                                                    ------------
Cash flows from financing activities:
Proceeds from sale of common stock, net of cost ...........................              --             266,000          432,000
Proceeds from subscription of common stock ................................           250,000           104,000          375,000
Proceeds from sale of options .............................................            36,000            32,000          277,000
Advances from shareholders ................................................              --              34,004          100,088
Proceeds from notes payablele..............................................         1,390,000         1,175,030        4,140,000
                                                                                 ------------      ------------     ------------

Net cash provided by financing activities .................................         1,676,000         1,611,034        5,324,088
                                                                                                                    ------------

Net increase in cash and cash equivalents .................................            60,833           430,881           62,665
Cash and cash equivalents at beginning of period ..........................             1,832           193,471             --
Cash and cash equivalents at end of period ................................      $     62,665       $   624,352     $     62,665
                                                                                 ============      ============     ============
Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest ......................................              --              --                 --
Cash paid during period for taxes .........................................              --              --                 --

Non-cash transaction
Common stock issued for services ..........................................         9,366,507         6,625,368       21,765,239
Common stock canceled-previously issued for services rendered .............          (642,605)         (282,000)        (928,180)
Common stock retired ......................................................              --              --                 --
Deferred financing  costs .................................................                          200,000.00             --
Beneficial conversion feature related to notes payable ....................           936,541      1,168,474.00        2,321,812
Beneficial conversion feature related to warrants .........................           528,459        206,526.00          818,188

Preferred Shares in exchange for services..................................                                            1,500,000
Warrants issued to consultants ............................................           394,698            --            2,414,560

Acquisition:
Common stock retained .....................................................                                                1,015
Assets acquired ...........................................................                                                 (135)
                                                                                                                    ------------
Total consideration paid ..................................................                                                  880
                                                                                                                    ------------
Organization expenses - note issued in excahnge of shares retired .........                                               88,500

Common stock issued in exchange for note payable ..........................            88,500            --               88,500

 See accompanying notes to unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended December 31, 2004 is not necessarily indicative of the results that may be expected for the year ended September 30, 2005. The unaudited condensed consolidated financial statements should be read in conjunction with September 30, 2004 financial statements.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of Nevada. The Company is in the development stage , as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the United States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through December 31, 2004, the Company has accumulated losses of $35,180,171

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary ProHealth Medical Technologies, Inc. Significant inter-company transactions have been eliminated in Consolidation.

Reclassification

Certain prior period amounts have been reclassified for comparative purposes.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At December 31, 2004 property and equipment consist of:

                                               December 31, 2004
                                               -----------------

Furniture                                             $   29,507
Accumulated depreciation                                   1,756
                                               =================
Net                                                   $   27,751

Advertising

The Company will follow a policy of charging the costs of advertising to expenses incurred. The Company incurred advertising costs of $4,490 and $0, respectively during the three months ended December 31, 2004.

Intangible Assets

Intangible assets are amortized using the straight-line method over their estimated period of benefit, ranging from one to ten years. We periodically evaluate the recoverability of intangible assets and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. All of our intangible assets are subject to amortization.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Intangible Assets


At December 31, 2004, intangible assets consist of:

                                                             December 31,
                                                                 2004

       Intangible assets                                        $ 34,257
       Accumulated amortization                                   (6,126)
                                                             -----------

       Net Intangible Assets                                    $ 28,131
                                                             ===========

Restricted Cash

Per terms of the December Promissory Note Payable agreement dated December 20, 2004, all proceeds received from note holders remain in escrow subject to (1) the filing of a Definitive Information Statement that increases the authorized Common Stock and reduces par value, and (2) the closing of a Private Placement for $1 million or more and in the event of such occurrence the Note will automatically without notice to the note holder, in to Common Stock of the Company, at any time at $0.50 per share plus 100% warrant coverage with said warrant being exerciseable at $0.75 per share for a period of three years and callable at $1.25 after the underlying stock is registered if said stock trades at above $1.25 per share for 10 days - See Note F.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2003 and for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note E):

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)



 NOTE A - SUMMARY OF ACCOUNTING POLICIES (Continued)

Stock Based Compensation (Continued)

                                                                                                   For the Period
                                                                                                    September 16,
                                                                                                    2002 (Date of
                                                                 For The Three     For The Three      Inception)
                                                                  Months ended     Months ended        through
                                                                  December 31,     December 31,      December 31,
                                                                      2004             2003              2004
Net loss - as reported                                             $ (12,365,136)    $(7,542,490)     $(35,180,171)

Add:   Total  stock  based   employee   compensation   expense
as reported under intrinsic value method (APB. No. 25)                         -               -                 -
Deduct:  Total stock based  employee  compensation  expense as
reported under fair value based method (SFAS No. 123)                          -               -                 -
                                                                               -               -                 -
Net loss - Pro Forma                                               $ (12,365,136)
                                                                                     $(7,542,490)    $ (35,180,171)
Net loss attributable to common stockholders - Pro forma
                                                                   $ (12,365,136)    $(7,542,490)    $ (35,180,171)
                                                                   ==============    ============    ==============
Basic (and assuming dilution) loss per share - as reported         $       (0.45)    $     (0.40)    $       (1.28)
                                                                   ==============    ============    ==============
Basic (and assuming dilution) loss per share - Pro forma           $       (0.45)    $     (0.40)    $       (1.28)
                                                                   ==============    ============    ==============

NOTE B - MERGER

Acquisition

On October 21, 2002, the Company completed a Plan and Agreement of Reorganization ("Merger") with ProHealth Medical Technologies, Inc. ("ProHealth") an inactive publicly registered shell corporation with no significant assets or operations. For accounting purposes, the Company shall be the surviving entity. The transaction is accounted for using the purchase method of accounting. The total purchase price and carrying value of net assets acquired of was $ 880. From November 1988 until the date of the merger, ProHealth was an inactive entity with no significant assets and liabilities

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE B - MERGER (Continued)

Effective with the Merger, all previously outstanding common stock, preferred stock, options and warrants owned by the Company's shareholders were exchanged for an aggregate of 10,178,352 shares of ProHealth common stock. The value of the stock that was issued was the historical cost of the ProHealth's net tangible assets, which did not differ materially from their fair value. In accordance with SFAS No. 141, the Company is the acquiring entity.

Effective with the Merger, ProHealth changed its name to Applied DNA Sciences, Inc.

The total purchase price and carrying value of net assets acquired of ProHealth was $1. The net assets acquired were as follows:

       Common stock retained by  ProHealth shareholders          $1,015
       Assets acquired                                             (135)
       Total consideration paid                                    $880

In accordance with SOP 98-5, the Company expensed $880 as organization costs.


NOTE C - RELATED PARTY TRANSACTIONS

At December 31, 2004, notes payable are as follows:

                                                                                      December
                                                                                       31, 2004
                                                                                      ----------

Note payable , related party, together with interest at 8% per annum, unsecured.
Upon default,  the Company issued noteholder 7.5 million shares of the Company's common stock. The noteholder retained 2 million shares and set aside 3.5 million
in escrow as third party deferred compensation for a future transaction              $        -

Note payable, unsecured, related party, payable from August 1, 2005, right to convert to restricted stock in lieu of cash, rate of interest 4%, 160,000 shares prior to October 31, 2005 or 180,000 shares after that date. 425,000

Due to ex-president, in September 2004, note holder entered into a private transaction, selling a total of 2,500,000 shares to him, after which he loaned all proceeds of $600,000 to us. 600,000

Note payable,  ex-officer of the Company,  due $100,000 upon first funding,  20%
rate of interest, or 100,000 shares at par value of $0.001                               100,000
                                                                                      ----------

                                                                                       1,125,000

Less: current portion                                                                  1,125,000
                                                                                      ----------
Note payable - long-term                                                              $        -
                                                                                      ----------

Included in current liabilities is $61,943 at December 31, 2004, which represents advances from the stockholders of the Company. No formal agreements or repayment terms exist.

Also, the Company owed $168,857 at December 31, 2004 to the stockholders and other related parties towards accrued expenses.

The Company leases office space under a sub lease agreement with an entity controlled by a significant former shareholder of the Company.

The Company has entered into long term employment and consulting agreements with Company's President and Chief Executive Officer and an entity controlled by a former significant Company shareholder, respectively.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.001 par value per share. The Company is authorized to issue 100,000,000 shares of common stock, with a $0.50 par value per share. In January 2004, the Company passed a resolution authorizing change in the par value per common shares from $0.0001 per share to $0.50 per share. As of December 31, 2004, the Company has issued and outstanding 40,848,239 common share with par value of $0.50 per share and 60,000 convertible preferred shares with par value of $0.0001.

During the period September 16, 2002 through September 30, 2003, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc (see Note
B).

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

In October 2002 the Company issued 602,000 shares of common stock in exchange for services valued at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In November and December 2002, the Company issued 876,000 shares of common stock in exchange for subscription at $ 0.065 per share. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In January 2003, the Company canceled 836,000 shares of common stock previously issued in exchange for consulting services.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement (see Note H). The Company valued the shares issued at approximately $ .065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In January 2003, the Company issued 586,250 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.13 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In February 2003, the Company issued 9,000 shares of common stock in exchange for consulting services. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 91,060 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.53 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In March 2003, the Company issued 6,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $
0.065 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.
In March 2003, the Company received subscription for 18,000 shares of common stock in exchange for cash at $1 per share.

On April 1, 2003, the Company issued 860,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 9, 2003, the Company issued 18,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

On April 9, 2003, the Company issued 9,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

On April 23, 2003, the Company issued 5,000 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 12, 2003, the Company issued 10,000 shares common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.50 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

On June 17 2003, the Company issued 50,000 shares of common stock in exchange for cash at $1.00 per share

On June 30, 2003, the Company issued 270,000 shares of common stock in exchange for consulting services provided to the Company. In accordance with EITF 96-18 the measurement date to determine fair value was in October 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.065 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

On June 30, 2003, the Company received $10,000 as subscription for options to purchase the Company's common stock at $1.00 per share.

In June, 2003, the Company received $48,000 in connection with a subscription to purchase the Company's common stock pursuant to a private placement.

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note B). The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company has an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In July 2003 the Company issued 213,060 shares of common stock for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.01 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In July 2003, the Company canceled 24,000 shares of common stock, previously issued for services valued at $2.50 per share.

In July 2003, the Company received $20,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In July 2003, the Company issued 10,000 shares of common stock for cash previously subscribed at $1.00 per share.

In August 2003, the Company issued 172,500 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.38 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In August 2003, the Company received $29,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In September 2003, the Company issued 395,260 shares of common stock in exchange for consulting services provided to the Company. The Company valued the shares issued at approximately $ 2.42 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

In September 2003, the Company issued 6,400 shares of common stock issued in exchange for cash at $2.50 per share pursuant to private placement.

In September 2003, the Company received $95,000 in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

In  September  2003,  the  Company  received   $300,000  in  connection  with  a
7subscription to purchase the Company's common stock pursuant to a private placement.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE D - CAPITAL STOCK (continued)

The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

In October 2003, the Company issued 287,439 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $2.85 per share for a total of $820,418, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2003, the Company issued 120,000 shares of common stock for shares previously subscribed at $2.50 per share in September 2003.
In October 2003, the Company canceled 100,000 shares of common stock previously issued in exchange for services at $2.50 per share.

In November 2003, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $3.00 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2003, the Company sold 100,000 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company sold 6,400 shares of common stock subscribed for cash at $2.50 per share pursuant to private placement.

In December 2003, the Company issued 2,125,500 shares of common stock in exchange for consulting services. . The Company valued the shares issued at approximately $2.59 per share, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2003, the Company received $104,000 in exchange for a common stock subscription at $2.50 per share pursuant to private placement.

In January 2004, the Company issued 41,600 shares of common stock at $2.50 share pursuant to a subscription made on December 2003.

In January 2004, the Company issued 13,040 shares of common stock at $2.95 per share in exchange for consulting services valued at $38,468.

In January 2004, the Company issued 123,000 shares of common stock at $2.60 per share in exchange for consulting services valued at $319,800.

In January 2004, the Company issued 1,000 shares of common stock at $3.05 per share in exchange for consulting services valued at $3,050.

In February 2004, the Company issued 6,283 shares of common stock at $3.07 per share in exchange for employee services valued at $19,288.

In March 2004, the Company issued 44,740 shares of common stock at $3.04 per share in exchange for consulting services valued at $136,010.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE D - CAPITAL STOCK (continued)

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

In March 2004, the Company issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344.

In March 2004, the Company issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177.

In March 2004, the Company converted 5,000 preferred shares into 125,000 shares of common stock at $3.00 per share in exchange for employee services valued at $375,000.

In March 2004, the Company issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639.

In April 2004, the Company issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised.

In April 2004, the Company issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441.

In April 2004, the Company issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523.

In April 2004, the Company issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250.

In April 2004, the Company retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250.

In May 2004, the Company issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000.

In May 2004, the Company issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,233.

In May 2004, the Company issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337.

In June 2004, the Company retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325.

In June 2004, the Company issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560.

In June 2004, the Company issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120.

In June 2004, the Company issued 50,000 shares of common stock at $0.645 per share in exchange for consulting services valued at $32,250.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE D - CAPITAL STOCK (continued)

In July 2004, the Company issued 100,000 shares of common stock at $0.54 per share in exchange for consulting services valued at $54,000.

In July 2004, the Company issued 5,000 shares of common stock at $0.72 per share in exchange for consulting services valued at $3,600.

In July 2004, the Company issued 100,000 shares of common stock at $0.47 per share in exchange for consulting services valued at $47,250.

In August 2004, the Company converted 2,000 preferred shares into 50,000 shares of common stock at $0.39 in exchange for consulting services valued at $19,500.

In August 2004, the Company issued 100,000 shares of common stock at $0.39 in exchange for consulting services valued at $39,000.

In August 2004, the Company issued 100,000 shares of common stock at $0.50 in exchange for consulting services valued at $50,250.

In August 2004, the Company issued 200,000 shares of common stock at $0.56 in exchange for consulting services valued at $112,500.

In September 2004, the Company issued 1,000,000 shares of common stock at $0.52 in exchange for consulting services valued at $517,500.

In September 2004, the Company issued 45,000 shares of common stock at $0.50 in exchange for consulting services valued at $22,288.

In September 2004, the Company converted 4,000 preferred shares into 100,000 shares of common stock at $0.41 in exchange for consulting services valued at $54,000.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

In October 2004, the Company issued 200,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.68 per share for a total of $136,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, shareholders returned 1,069,600 shares to treasury issued earlier in exchange for services valued at $642,098.

In October 2004, the Company issued 82,500 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.60 per share for a total of $49,500, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.60 per share pursuant to private placement.

In October 2004, the Company issued 532,500 shares of common stock to existing noteholders. The Company valued the shares issued at approximately $0.50 per share for a total of $266,250.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE D - CAPITAL STOCK (continued)


In October 2004, the Company sold 500,000 shares of common stock subscribed for cash at $0.50 per share pursuant to private placement.

In October 2004, the Company sold 1,000,000 shares of common stock subscribed for cash at $0.45 per share pursuant to private placement.

In October 2004, the Company issued 315,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.45 per share for a total of $141,750, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.47 per share for a total of $47,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 300,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.80 per share for a total of $240,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 115,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $165,600, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 5,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $1.44 per share for a total of $7,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2004, the Company issued 60,000 shares of common stock in exchange for employee services. The Company valued the shares issued at approximately $0.60 per share for a total of $36,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2004, the Company issued net 5,500,000 shares of common stock for default as per terms of notes payable for $88,500. Out of total, 3,500,000 shares were retained in escrow on behalf of another party for future deferred compensation.

In December 2004, the Company issued 5,796,785 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $1.44 per share for a total of $8,317,207, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In December 2004, the Company issued 2,930,000 shares of common stock subscribed for cash at $0.50 per share pursuant to the exercise terms of a promissory note payable.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)



NOTE D - CAPITAL STOCK (Continued)


In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.


NOTE E - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock.

                                    Warrants Outstanding                                      Exercisable
                                         Remaining          Weighted          Weighted          Weighted
                         Number         Contractual         Average           Average           Average
 Exercise Prices      Outstanding       Life (Years)     Exercise Price     Exercisable      Exercise Price
 ---------------      -----------                        --------------     -----------      --------------
        $0.10           335,000              4.54             $0.10           335,000             $0.10
        $0.50            50,000              4.77             $0.50            50,000             $0.50
        $0.60         6,322,750              4.30             $0.60         6,322,750             $0.60
        $0.70           750,000              2.58             $0.70           750,000             $0.70
        $0.75         2,830,000              2.98             $0.75         2,830,000             $0.75
        $1.00           386,000              0.79             $1.00           386,000             $1.00
        $3.00            62,503              1.00             $3.00            62,503             $3.00
                     ----------                                            ----------
                     10,736,253                                            10,736,253
                     ==========                                            ==========
Transactions involving warrants are summarized as follows:
                                                       Number of Shares          Weighted Average
                                                                                  Price Per Share
       Outstanding at September 30, 2004                      4,870,253                 $   0.63
          Granted                                             5,866,000                     0.68
          Exercised                                                   -                        -
          Canceled or expired                                         -                        -
                                                   --------------------                        -
       Outstanding at December 31, 2004                      10,736,253                 $   0.66
                                                   ====================                 ========

     The estimated value of the compensatory warrants granted to non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate of 4.25%, a dividend yield of 0% and volatility of 22.9%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $ 394,698 for the three months ended December 31, 2004.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)



NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE

A summary of convertible promissory notes payable at December 31, 2004 (Unaudited) is as follows:

                                                                     December 31, 2004
                                                                      (Unaudited)
A)  Convertible  notes  payable  ("Bridge  Unit  Offering"),   in
quarterly installments of interest only at 10% per annum, secured by all  assets  of the  Company  and  due on the  earlier  of the
9-month  anniversary date of the initial closing of the Offering, or the  completion  of any equity  financing of $3M or more;  The
Company, in its sole discretion, may prepay principal at any time without penalty.  The Notes are convertible into shares of common
stock of the Company at a price of $2.50 per share.                       1,675,000

Debt Discount - beneficial conversion feature, net of accumulated
amortization of $1,290,837 as of December 31, 2004                                -

Debt Discount - value attributable to warrants attached to notes, net of  accumulated  amortization  of $384,163 as of December 31,
2004                                                                              -

B)  Convertible  notes  payable  totaling  $1,465,000  ("December
Promissory  Notes"),  at the  earlier of  Definitive  Information
Statement that increases the authorized  Common Stock and reduces par value or the  completion  of any equity  financing  of $1M or more bearing  interest at 6% per annum. The Notes are convertible into  shares of common  stock of the  Company at a price of $0.50 per share.At  December 31, 2004,  convertible notes are converted
into common shares of the Company as per the terms                                -

Debt Discount - beneficial  conversion feature, net of accumulated
amortization of $936,541 as of December 31, 2004.                                 -

Debt Discount - value attributable to warrants attached to notes,
net of  accumulated  amortization  of $528,459 as of December 31,                 -
2004.                                                                   -----------

                                                                        $ 1,675,000
                                                                        ===========

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE F - CONVERTIBLE PROMISSORY NOTES PAYABLE (continued)

Convertible Debentures

During 2004, the Company sold 33.5 units (the "Units") to accredited investors at a price of $50,000 per Unit (the "Bridge Offering") for a total of $1,675,000. Each Unit consists of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note ("Note" or "Notes"), (ii) warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $0.60 per share ("$0.60 Warrant") and (iii) warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share ("$0.10 Warrant" and together with the $0.60 Warrant, the "Warrants"). The Notes are convertible into shares of our common stock at a price of $0.33 per share.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Bridge Offering note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $1,290,837 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the beneficial conversion feature is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

In connection with the placement of the Bridge Offering notes, the Company offered 100% warrant coverage for each dollar of promissory note, exercisable for a period of three years at a price of $0.75 per share ("$0.75 Warrant"). In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF - 0027"), the Company recognized the value attributable to the warrants in the amount of $384,163 to additional paid in capital and a discount against the Bridge Offering. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 5 years, an average risk free interest rate of 4.25%, a dividend yield of 0.00%, and volatility of 42%. The debt discount attributed to the value of the warrants issued is amortized over the Bridge Offering's earliest maturity period of 9 months from the date of issue as interest expense.

In December 2004, the Company sold convertible promissory notes to accredited investors in the aggregate of $1,465,000. Each $1.00 is convertible into common stock at $0.50 and includes 100% warrant coverage to purchase our common stock, exercisable for a period of three years at a price of $0.75 per share ("$0.75 Warrant") and callable at $1.25 after the underlying stock is registered if said stock trades at above $1.25 per share for 10 days - See Note A, Restricted Cash.

In accordance with EMERGING ISSUES TASK FORCE ISSUE 98-5, ACCOUNTING FOR CONVERTIBLE SECURITIES WITH A BENEFICIAL CONVERSION FEATURES OR CONTINGENTLY ADJUSTABLE CONVERSION RATIOS ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Bridge Offering note. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. The Company recognized and measured an aggregate of $936,541 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid in capital and a discount against the Bridge Offering. The debt discount attributed to the beneficial conversion feature was fully amortized over the fiscal first quarter period as interest expense.

In connection with the placement of the Bridge Offering notes, the Company offered 100% warrant coverage for each dollar of promissory note, exercisable for a period of three years at a price of $0.75 per share ("$0.75 Warrant"). In accordance with EMERGING ISSUES TASK FORCE ISSUE 00-27, APPLICATION OF ISSUE NO. 98-5 TO CERTAIN CONVERTIBLE INSTRUMENTS ("EITF - 0027"), the Company recognized the value attributable to the warrants in the amount of $528,459 to additional paid in capital and a discount against the Bridge Offering. The Company valued the warrants in accordance with EITF 00-27 using the Black-Scholes pricing model and the following assumptions: contractual terms of 3 years, an average risk free interest rate of 4.25%, a dividend yield of 0.00%, and volatility of 26.72%. The debt discount attributed to the value of the warrants issued was fully amortized over the fiscal first quarter period as interest expense.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE G- INCOME TAXES


The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At December 31, 2004, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $35,000,000, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company, it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

Components of deferred tax assets as of December 31, 2004 are as follows:

                Non current:
                Net operating loss carryforward
                                                                  $12,000,000
                Valuation allowance                               (12,000,000)
                                                                  -----------
                Net deferred tax asse                             $         -
                                                                  ===========

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)


NOTE H-LOSSES PER SHARE

The following table presents the computation of basic and diluted losses per share:



                                         For the Three Months Ended  For the Three Months Ended
                                             December 31, 2004           December 31, 2003
                                             -----------------           -----------------
Loss available for common shareholders        $ (12,365,136)              $ (7,542,590)
                                             =================           =================
Basic and fully diluted loss per share        $       (0.45)              $      (0.41)
                                             =================           =================
Weighted average common shares outstanding       27,402,160                 18,503,162


Net loss per share is based upon the weighted average of shares of common stock outstanding



NOTE  I- COMMITMENTS AND CONTINGENCIES

Licensing Agreement

In October 2002, the Company entered into an exclusive Licensing Agreement ("License") with Biowell Technology, Inc., a company formed under the laws of Taiwan, Republic of Taiwan. The initial term of the License expires in 2007 with renewal options under certain terms and conditions. The License grants the Company the exclusive use of certain patented DNA technology, along with the rights to future technology, in exchange for an initial payment of 1,500,000 shares of the Company's restricted common stock (see Note D). The Company is obligated to order minimum purchase orders or make future certain minimum annual royalty payments as follows:


    Year ending                   Minimum purchase orders    Alternative Minimum
     October 8,                                                Royalty Payable
       2005                                  360,000                     -
       2006                                  432,000                     -
       2007                                  518,400                     -

Consulting Agreement

GP has been engaged, on a non-exclusive basis, to provide advice and assistance to the Company regarding issues associated with Applied DNA's proprietary DNA embedded security solutions. GP will assist the Company with strategic positioning and enhancement of the Company's business, and will assist the Company in the development of domestic and international marketing strategies for the Company's DNA products and services. The term of the engagement is one year from the effective date, with automatic one year renewals unless either party expresses, in writing, an intention not to renew within 60 days prior to the expiration of the term. We follow the policy of charging the costs of consulting services expenses incurred.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE I- COMMITMENTS AND CONTINGENCIES (Continued)

Consulting Agreements (continued)

As compensation for GP's performance, the Company will pay GP an aggregate advisory fee of Two Million Dollars ($2,000,000) payable in increments over the term and renewal term. Two payments of $500,000 each were made by the Company in September 2004 and January 2005. Thereafter, eight payments of $125,000 are due monthly over the period February through September 2005. Additionally, the Company will issue a net-exercisable warrant to purchase shares of Common Stock of the Company at a later date. Fees were placed in escrow during GP's completion of its due diligence review.

All promotional materials of the Company, on a going forward basis, will be submitted to GP for its review, including all advertising, written sales promotion, press releases, news clippings and other publicity matters relating to GP's engagement and the strategic relationship created.

Franchising and Distribution Agreements

The Company has entered into a Distribution and Franchising Agreement ("Franchise Agreement") in July 2003. Under the terms of the Franchise Agreement, the franchisee is obligated to pay the Company $3,000,000 payable $25,000 upon execution of the Franchise Agreement and the balance of $2,975,000 payable over five (5) years with interest accruing at 8% per annum. Payments under the Franchise Agreement are subject to franchisee's net profits, as defined, under the Franchise Agreement.

Note Payable Settlement

In October 2004, the Company defaulted on a note held by a former company officer and director in the amount of $88,500 (See Note C), and in accordance with the default, the noteholder had the right to demand that his outstanding note be converted back into 7,500,000 shares. The Company subsequently settled the matter for 5,500,000 shares with the noteholder. Included within the 5,500,000 shares are 3,500,000 shares retained in escrow for negotiated on behalf of another party for future deferred compensation. We account for extinguishment of debt with related parties as capital transactions and gains and/or losses are not recognized upon extinguishment.

Litigation

Ex-officer was named as a defendant in a lawsuit brought by an outside party in the United States District Court for the Central District of California, and in that action, Applied DNA was named as a "nominal defendant." The plaintiff is alleging that the ex-officer violated the short swing rule. The Company believes it has meritorious defenses and will prevail in this matter.

Operating Lease Commitments

The Company leases office space under operating lease in Los Angeles, California for its corporate use from an entity controlled by significant former shareholder, expiring in November 2006. Total lease rental expenses for the three months ended on December 31, 2004 was $47,194.

Commitments for minimum rentals under non-cancelable lease at September 30, 2004 were as follows:

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                DECEMBER 31, 2004
                                   (UNAUDITED)

NOTE I- COMMITMENTS AND CONTINGENCIES (continued)


Year ended September 30,
2005                                            $ 139,308
2006                                              143,977
2007                                               12,031
                                              -----------
                                                $ 295,316

Employment and Consulting Agreements

The Company has employment agreements with the Company's officers and certain employees. These employment agreements provide for salaries and benefits, including stock options and extend up to seven years. In addition to salary and benefit provisions, the agreements include defined commitments should the employer terminate the employee with or without cause.

The Company has a consulting agreement with an entity controlled by a former significant shareholder of the Company. The consulting agreement provides for compensation and certain benefits, including stock options and extends up to seven years. In addition to compensation and benefit provisions, the agreements include defined commitments should the employer terminate the consultant with or without cause.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

NOTE J- SUBSEQUENT EVENTS

In January 2005,  the Company  arranged a $5.970  million  private  placement of
11.940 million shares at $0.50 per share along with 11.940 million attached warrants with an exercise price of $0.75 that expires in 5 years.

In January 2005, holders of 1,675,000 of convertible notes payable elected to convert their notes to common stock at $0.33 per share (See Note F).

On January  2005,  the Company  entered  into a stock  purchase  agreement  with
Biowell Technology Inc., a Taiwan corporation ("Biowell"), whereby a to-be-formed wholly- owned subsidiary of the Company would acquire a company to be formed which would own all of the intellectual property of Biowell in exchange for 36,000,000 shares of the Company's common stock to be issued to the shareholders of Biowell. The Acquisition Shares represent 50% of the total shares issued and outstanding on a fully diluted basis on the date of execution of the Agreement. The acquisition of the Biowell assets has not consummated as defined by SEC Accounting Disclosure Rules and Practices Official Text. If and when the transaction is consummated, we will account for and disclose the transaction in accordance with generally accepted accounting standards, including but not limited to FAS No 141.

In February 2005, the Company in a private placement, sold an aggregate of $1,391,000 in secured convertible promissory notes and 2,782,000 warrants. The notes bear interest at 10% per annum, mature one year from the date of issuance, and are convertible: into shares of common stock of the Company at a price of $0.50 per share (i) at the holder's option; or (ii) automatically upon the Company's filing of a registration statement registering the shares underlying the notes and Warrants.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                $  6,571.87
Accounting fees and expenses          10,000.00*
Legal fees and expenses               40,000.00*
Miscellaneous                          3,428.13
                                    -----------
                         TOTAL       $60,000.00*
                                    ===========

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On September 16, 2002, our predecessor issued 100,000 unregistered shares of common stock to its founders in exchange for services rendered, which we valued at $1,000.

On October 21, 2002, we issued 10,178,352 unregistered shares of common stock in connection with the merger with Applied DNA Sciences, Inc. We valued the shares at $1,018. our predecessor cancelled the previously issued and outstanding 100,000 shares of common stock in October, 2002.

In October 2002, we issued 602,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $39,130.

In October 2002, we issued 876,000 unregistered shares of common stock in connection with a subscription agreement, which we valued at $56,940.

In January 2003, we issued 1,500,000 unregistered shares of common stock to Biowell Technology, Inc. as consideration for technology licensing agreement, which we valued at $97,500.

In January 2003, we issued 586,250 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $76,213.

In February 2003, we issued 9,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $585.

In March 2003, we issued 10,140,000 unregistered shares of common stock to its Founders as consideration for services rendered, which we valued at $1,014.

In March 2003, we issued 91,060 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $230,634.

In March 2003, we issued 6,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $390.

In March 2003, we issued 860,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $55,900.

In April 2003, we issued 18,000 unregistered shares of common stock in exchange for $18,000.

In April 2003, we issued 9,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $585.

In April 2003, we issued 5,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $12,500.

In June 2003, we issued 10,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $25,000.

In June 2003, we issued 50,000 unregistered shares of common stock in exchange for $50,000.

In June 2003, we issued 270,000 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $17,550.

In July 2003, we issued 213,060 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $428,818.

In July 2003, we issued 20,000 unregistered shares of common stock in exchange for $20,000.

In July 2003, we issued 10,000 unregistered shares of common stock in exchange for $10,000.

In August 2003, we issued 172,500 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $410,930.

In August 2003, we issued 29,000 unregistered shares of common stock in exchange for $29,000.

In September 2003, we issued 395,260 unregistered shares of common stock to consultants as consideration for services rendered, which we valued at $952,997.

In September 2003, we sold 16 units at $4,000 a unit, for a total of $64,000. Each Unit consisted of 1,600 shares of our Common Stock plus 500 Common Stock Purchase Warrants, exercisable for a period of two years at a price of $3.50 a share.

The Warrants are exercisable on a one for one basis at an exercise price of $3.50 per share for a two year exercise period from the date of issuance. In September, 2003, we issued 95,000 unregistered shares of common stock in exchange for $95,000.

Between October and December 2003, we sold 167.5 units for a total of $670,000. Each Unit consisted of 1,600 shares of our Common Stock plus 500 Common Stock Purchase Warrants, exercisable for a period of two years at a price of $3.50 a share.

From November through December 2003, we sold 23.25 units to accredited investors at a price of $50,000 per Unit for a total of $1,162,500. Each Unit consists of
(i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note, (ii) warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $3.20 per share and (iii) warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share. The Notes are convertible into shares of our common stock at a price of $2.50 per share.

From October 7 through to October 30, 2003, we issued a total of 255,439 shares of our Common Stock to eight consultants for their marketing, investor relations and advisory services. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

On October 9, 2003, we issued 120,000 shares to an investor in our 2003 Private Placement of Units for total proceeds of $300,000. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

In October 2003, the Company issued 32,000 shares of common stock in exchange for previously issued non-compensatory warrants exercised at $1.00 per share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 3, 2003, we issued 100,000 shares to an employee as a signing bonus and for sales and marketing services in lieu of salary. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

From November 18, 2003 through December 5, 2003, we issued a total of 106,400 shares of our Common Stock to two investors in our 2003 Private Placement of Units for total proceeds of $266,000. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From December 5, 2003 through December 24, 2004, we issued a total of 275,500 shares of our Common Stock to consultants and employees for their investor relations, sales, marketing and advisory services. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

On December 17, 2003, we issued a total of 1,850,000 shares to ten consultants in connection with our agreement with the company's investment bankers, Vertical Capital Partners, Inc.. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

In January 2004, the Company issued a total of 41,600 shares of Common Stock at $2.50 per share in fulfillment of a stock subscription made in December 2003 to various consultants in exchange for administrative, marketing, financial advisory and legal consulting services. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

To conserve capital, in February 2004, the Company issued 6,283 shares of Common Stock to employees in lieu of their cash salaries. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, the Company issued 44,740 shares of Common Stock in exchange for consulting services. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

In March 2004, the Company issued 125,018 shares of Common Stock in exchange for employee services. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, the Company issued 22,500 of common stock at $0.10 for subscription of warrants to be exercised. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder, as well as Section 4(2) of the Act.

In March 2004, the Company issued 5,443 of common stock at $3.00 per share in exchange for employee services valued at $16,344.

In March 2004, the Company issued 5,769 of common stock at $3.15 per share in exchange for employee services valued at $18,177.

In March 2004, the Company issued 8,806 of common stock at $3.03 per share in exchange for employee services valued at $26,639.

In April 2004, the Company issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised.

In April 2004, the Company issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441.

In April 2004, the Company issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523.

In April 2004, the Company issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250.

In April 2004, the Company retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, the Company issued 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250.

In May 2004, the Company issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000.

In May 2004, the Company issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,413.

In May 2004, the Company issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337.

In June 2004, the Company retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325.

In June 2004, the Company issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560.

In June 2004, the Company issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120.

In June 2004, the Company issued 50,000 shares of common stock at $0.64 1/2 per share in exchange for consulting services valued at $32,250.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

On June 30, 2004, we issued 50,000 shares of our common stock to an investor relations firm as compensation for services performed on our behalf.

On July 23, 2004 and August 2, 2004, we issued an aggregate of 55,000 shares of our common stock to our legal counsel as compensation for legal services performed on our behalf.

From July through September 2004, we issued an aggregate of 1,550,000 shares of our common stock to certain of our officers, directors and employees as compensation for services performed on our behalf.

On September 21, 2004, we issued 100,000 shares of our common stock pursuant to a conversion by one of the holders of our convertible preferred stock.

On October 1, 2004, we issued a total of 199,999 shares to parties related to an investment banker with which we have a non-exclusive engagement.

On October 13, 2004, we issued a total of 257,500 shares to two consultants for financial advisory and marketing services.

On October 18, 2004, we issued a total of 347,500 shares to previous investors as consideration for our agreement to extend our registration commitment.

On October 19, 2004, we issued 1,000,000 shares to a single investor for total proceeds of $500,000.

On October 26, 2004, we issued a total of 500,000 shares to parties related to our investment banker in settlement for various breaches made in our Placement Agent Agreement.

On November 4, 2004, we issued 100,000 to an employee as compensation for services previously rendered.

On November 15, 2004 through December 17, 2004, we issued a total of 415,000 shares to a consultant for financial advisory services.

On December 17, 2004, we issued 5,000 shares to an employee for services previously rendered.

To obtain funding for our ongoing operations, we sold $1,465,000 in convertible promissory notes to 13 investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. In connection with the sale of the convertible promissory notes, we issued 2,930,000 warrants to purchase shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On January 4, 2005, we issued 12,500 shares as a result of an investor's exercise of his $0.10 warrants. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Also on January 10, 2005, we issued additional shares to our investors in accordance with an adjustment provision in our private placement and placement agent agreement. We issued a total of 3,249,750 shares of Common Stock to 24 investors. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On January 13, 2005, we issued additional shares to two consultants in accordance with an adjustment provision in their consulting agreements. A total of 662,000 shares were issued. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

To obtain funding for our ongoing operations, we conducted a private placement offering in January and February 2005, in which we sold $7,361,000 of 10% Secured Convertible Promissory Notes to 61 investors. The 10% Secured Convertible Promissory Notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. In connection with the private placement offering, we have issued 15,222,000 warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On January 28, 2005, we closed upon a private placement transaction in excess of $1 million, and on February 2, 2005, the promissory notes issued in December 2004 were converted into an aggregate of 2,930,000 shares of common stock. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

     * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Applied DNA Sciences or executive officers of Applied DNA Sciences, and transfer was restricted by Applied DNA Sciences in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

     Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

     The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Applied DNA Sciences, Inc., a Nevada corporation.

Exhibit No.       Description

2.1 Articles of Merger of Foreign and Domestic Corporations, filed December 19, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.1 Articles of Incorporation of DCC Acquisition Corporation, filed April 20, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.2 Articles of Amendment of Articles of Incorporation of DCC Acquisition Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3 Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.4 Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.5 By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

4.1 Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.2 Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.3 Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.4 Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.5 Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.1 Exclusive License Agreement between Biowell Technology Corp. and Applied DNA Sciences, Inc. executed on October 8, 2002, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.2 Sub-License Agreement with G. A. Corporate Finance Ltd. Applied DNA Sciences, Inc., executed on July 29, 2003, as amended, filed as an exhibit to the current report on Form 8-K filed with the Commission on September 29, 2003 and incorporated herein by reference.

10.3 Indemnification Agreement with Larry Lee, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.4 Indemnification Agreement with Robin Hutchison, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.5 Indemnification Agreement with Michael Hill, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.6 Indemnification Agreement with Peter Brocklesby, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.7 Indemnification Agreement with Adrian Botash, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.8 Indemnification Agreement with Karin Klemm, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.9 Indemnification Agreement with Ron Erickson, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.10 Giuliani Partners Strategic Marketing Partnership Agreement, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference

10.11 Stock Purchase Agreement, dated as of January 28, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 2, 2005 and incorporated herein by reference.

10.12 Investment Advisory Agreement, dated as of February 14, 2005, by and between Applied DNA Sciences, Inc. and First London Finance, Ltd., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

23.1 Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2           Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on April 29, 2005.

                           APPLIED DNA SCIENCES, INC.




               By:/s/ ROB HUTCHISON
                  ------------------
               Rob Hutchison, Chief Executive Officer, Principal Executive Officer and Chairman of the Board of Directors


               By:/s/ KARIN KLEMM
                  ---------------
               Karin Klemm, Interim Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer and Secretary

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                           TITLE                             DATE

/s/ ROB HUTCHISON         Chief Executive Officer and            April 29, 2005
--------------------      Chairman of the Board of Directors
    Rob Hutchison

/s/ PETER BROCKLESBY      President and Director                 April 29, 2005
--------------------
    Peter Brocklesby

/s/ LAWRENCE LEE          Chief Technology Strategist            April 29, 2005
--------------------      and Director
    Lawrence Lee

/s/ MICHAEL HILL          Director                               April 29, 2005
--------------------
    Michael Hill

/s/ RON ERICKSON          Director                               April 29, 2005
--------------------
    Ron Erickson


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